SCHEDULE 1.1
TO THE FACILITY LEASE

DEFINITIONS; INTERPRETATION

A.

Interpretation.  In each Lease Document, unless a clear contrary intention appears:

(i)

the singular number includes the plural number and vice versa;

(ii)

reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Lease Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii)

reference to any gender includes each other gender;

(iv)

reference to any agreement (including any Lease Document), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(v)

reference to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or re-enactment of such section or other provision;

(vi)

reference in any Lease Document to any Preamble, Recital, Article, Section, Annex, Schedule or Exhibit means such Article or Section thereof or Preamble, Recital, Annex, Schedule or Exhibit thereto;

(vii)

“hereunder”, “hereof”, “hereto” and words of similar import shall be deemed references to a Lease Document as a whole and not to any particular Article, Section or other provision thereof;

(viii)

“including” (and with the correlative meaning “include”) means including without limiting the generality of any description preceding such term; and

(ix)

with respect to any rights and obligations of the parties under the Lease Documents, all such rights and obligations shall be construed to the extent permitted by applicable Law.

B.

Computation of Time Periods.  For purposes of computation of periods of time under the Lease Documents, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

C.

Accounting Terms and Determinations.  Unless otherwise specified in any Lease Document, all terms of an accounting character used therein shall be interpreted, all accounting determinations thereunder shall be made, and any financial statements required to be delivered thereunder shall be prepared, in accordance with GAAP.

D.

Conflict in Lease Documents.  If there is any conflict between the Facility Lease and any other Lease Document, such Lease Documents shall be interpreted and construed, if possible, so as to avoid or minimize such conflict.

E.

Definitions.  Unless the context otherwise requires, the following defined terms shall have the meanings ascribed to them below:

“AAA” shall mean the American Arbitration Association or any successor thereto.

“Acceptable Assignee” shall mean a Person that the PSCW determines meets the following requirements: (a) that is a special-purpose entity, whose  governing documents contain all covenants and restrictions related to non-consolidation with its corporate parent in the event of such parent’s bankruptcy or insolvency, (b) whose sole assets immediately after an assignment under Section 23.7 of the Facility Lease will be the Leased Facility, the rights under the Facility Lease and related assets, and (c) whose Parent has senior unsecured long-term debt rated at least A- or its equivalent by a Rating Agency and who guarantees such Person’s obligations under any Lease Document to which such Person will be a party, (d) that is either a permitted assignee under the Ground Lease or is consented to by the State, and (e) who has at least five years experience in the United States electric generating power industry.

“Additional Insureds” shall have the meaning given to such term in Section 11.3 of the Facility Lease.

“Affiliate” shall mean, with respect to any Person, (a) each entity that such Person Controls, (b) each Person that Controls such Person, and (c) each entity that is under common Control with such Person.

“Applicable Cost of Debt” shall mean the respective cost of debt as provided in the Annex B to Schedule 5.1 to the Facility Lease.

“Appraisal Report” shall mean a report delivered by an Independent Appraiser.

“Approved Amount” shall mean the sum of (a) an amount equal to $108,916,203 and (b) any amount approved by the PSCW to account for costs incurred by Lessor due to Excused Events or Force Majeure in accordance with the CPCN approval and applicable Law.

“Arbitrator” shall mean an independent arbitrator with no less than ten years arbitration experience in the U.S. electric generation industry who is not employed by, does not provide services to, and does not otherwise derive any financial or other benefit from any of the Parties, their respective Affiliates or the PSCW, other than as provided in the Lease Documents.

“Attorney” shall mean an independent attorney with no less than ten years project development and financing experience in the U.S. electric energy industry who is not employed by, does not provide services to, and does not otherwise derive any financial or other benefit from any of the Parties, their respective Affiliates or the PSCW, other than as provided in the Lease Documents.

“Authorization” shall mean any license, permit, approval, filing, exemption, variance, clearance, entitlement, allowance, franchise or authorization from  any Governmental Authority.

“Authorized Officer” shall mean, with respect to (a) any Person other than a partnership or limited liability company, the president, any vice president, the treasurer, the chief financial officer or any other similar senior officer of such Person, (b) any Person who is a partnership, the president, any vice president, the treasurer, the chief financial officer or any other similar senior officer of any general partner of such Person, and (c) any Person who is a limited liability company, the president, any vice president, the treasurer, the chief financial officer or any other similar senior officer of the manager or the managing member of such Person.

“Backup and Station Service Agreement” shall mean the Agreement for the Provision of Backup and Station Service, dated as of October 1, 2003, by and between the Lessee and the University.

“Base Term” shall mean the period of time beginning on the Commercial Operation Date and ending on the last day of the month in which occurs the 30th anniversary of the Commercial Operation Date; provided that the Base Term shall not extend beyond the earlier of (i) the date as of which the Fair Market Value (calculated without taking into account inflation or deflation from the Commercial Operation Date), as determined by the Independent Appraiser pursuant to Section 3.6, is equal to 20% of the total Construction Costs, and (ii) the date as of which the Base Term shall equal 80% of the Economic Useful Life of the Leased Facility; and provided, further, that the Base Term shall not be less than 25 years.

“Basic Rent” shall have the meaning given to such term in Section 5.1(a) of the Facility Lease.

“Business Day” shall mean any day on which commercial banks are not authorized or required to close in Madison, Wisconsin.

“Claims” shall mean liabilities, obligations, damages, losses, demands, penalties, interest, fines, claims, actions, suits, judgments, settlements, and reasonable costs, fees, expenses and disbursements (including legal fees) and expenses and costs of investigation) whether any of the foregoing be founded or unfounded, of any kind and nature whatsoever.

“Commercial Arbitration Rules” shall mean the commercial arbitration rules of the AAA.

“Commercial Operation” shall mean that the Facility shall have successfully completed the Commercial Operation Test.

“Commercial Operation Date” shall mean the day commencing at 12:01 a.m. (CT) after the day the Leased Facility successfully completed the Commercial Operation Test, and the Leased Facility has obtained all operating Authorizations.

“Commercial Operation Test” shall mean the commercial operation tests for the Facility as set forth in Schedule 3.2 to the Facility Lease.

“Completeness Determination” shall mean an order or approval from the PSCW that the Leased Facility is complete within the meaning of Wis. Stat. § 196.52(9)(b)(7).

“Compliance Auditor” shall have the meaning given to such term in Section 18.1 of the Facility Lease.

“Condemnation Award” shall mean the net amount that Lessor or Lessee receives as a result of a taking of all or a portion of the Leased Facility or the Site, by an exercise of eminent domain or a similar right or power by a Governmental Authority.

“Confidential Information” shall mean, with respect to a Party, all proprietary and confidential business information and data of such Party that is not generally known by or readily ascertainable by or available to, on a legal or authorized basis, the general public; provided, however, “Confidential Information” shall not include any information: (i) which is already known to the receiving Party; or (ii) has become generally known to the public through no wrongful act of the receiving Party or its representatives and agents, (iii) has been received by the receiving Party from a third party without (to the receiving Party’s knowledge) restriction on disclosure and without (to the receiving Party’s knowledge) a breach by the third party of an obligation of confidentiality, or (iv) is independently developed by the receiving Party without use of the Confidential Information received from a disclosing Party.

“Construction Costs” shall mean all internal and third party costs, expenses and fees incurred by or on behalf of Lessor in connection with the development of the Leased Facility and the performance of its obligations under Article 2 of the Facility Lease, including all Pre-Certification Costs incurred in connection with the development, design, engineering and procurement of the Leased Facility.

“Control” shall mean the possession, directly or indirectly, through one or more intermediaries, of the following:

(a)

(i) in the case of a corporation, 50% or more of the outstanding voting securities thereof; (ii) in the case of a limited liability company, partnership, limited partnership or venture, the right to 25% or more of the distributions therefrom (including liquidating distributions); (iii) in the case of a trust or estate, including a business trust, 50% or more of the beneficial interest therein; and (iv) in the case of any other entity, 50% or more of the economic or beneficial interest therein; and

(b)

in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to exercise a controlling influence over the management of the entity.

“CPCN Approval” shall mean the PSCW order approving the certificate of public convenience and necessity for the Facility.

“Delay Damages” and “Delay Damages Cap” shall have the respective meanings given to such terms in Schedule 2.2.

“Demand Date” shall have the meaning given to such term in Section 15.2(a)(i) of the Facility Lease.

“Demolition and Removal Costs” shall mean the fair value of the liability for the asset retirement obligation, determined in accordance with GAAP, as adjusted periodically in accordance with GAAP.

“Design Manual” shall mean the Washington Group International Design Manual containing the plans and specifications relating to the Leased Facility, including the design and construction drawings related thereto.

“Dispute” shall mean any controversy, claim or dispute of whatsoever nature or kind between the Parties, arising out of or relating to the Facility Lease or the validity, execution, performance, discharge, termination or breach thereof.

“Dollars” and the sign “$” shall mean the lawful currency of the United States.

“Economic Useful Life” shall mean the expected useful life of the Leased Facility as determined by the Independent Appraiser.

“Emergency Condition” shall mean any condition or situation which presents an imminent threat of danger to life, or threat to health or material property, or could reasonably be expected to cause a significant disruption on or significant damages to the Leased Facility or any material portion thereof or to Lessee’s electric generating facilities or the Transmission Provider’s electric transmission system.

“Environmental Claim” shall mean, with respect to any Person, any notice, claim, administrative, regulatory or judicial action, suit, lien, judgment, demand or other communication (whether written or oral) by any other Person alleging or asserting such Person’s liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from: (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person; or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

“Environmental Law” shall mean any and all Laws, now or hereafter in effect, and any judicial or administrative judgment, relating to the environment, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes into the environment including ambient air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes.

“EPC Contract” shall mean the agreement for the engineering, procurement and construction of the Facility, dated as of October 1, 2003, by and among the State, the Lessor and MGE Construct LLC.

“Escalated” shall mean, with reference to any amount of money, the amount determined by multiplying such sum by the CPI in effect as of December 31 of the year preceding the calculation and dividing such product by the CPI as of December 31, 2002.  “CPI” shall mean the Consumer Price Index for all Urban Consumers (U.S. City Average) (1982-4=100), as published by the United States Department of Labor Bureau of Labor Statistics.

“Event of Loss” shall mean any loss of, destruction or damage to, or taking of the Leased Facility (or any part thereof) other than an Event of Total Loss.

“Event of Total Loss” shall mean: (a) all or substantially all of the Leased Facility shall be damaged to the extent of being completely or substantially completely destroyed; (b) any damage to the Leased Facility that results in an insurance settlement with respect thereto on the basis of a total loss or an agreed constructive or a compromised total loss of the Leased Facility; or (c) all or substantially all of the Leased Facility shall be taken by exercise of a power of eminent domain or similar right or power, or a Governmental Authority shall order that the Leased Facility shall cease to operate permanently.

“Exceptional Maintenance” shall have the meaning given to such term in Section 13.2(c) of the Facility Lease.

“Excused Event” shall mean any of the following, regardless of the reason for the occurrence thereof:

(a)

any failure or inability by Lessee to deliver Test Fuel or accept Test Power; provided, that such failure or inability is not a result of Lessor’s failure or inability to: (i) provide Lessee such information, as Lessee may reasonably request, as necessary in order to procure (and have delivered) Test Fuel; or (ii) fulfill its obligations under Section 3.3 of the Facility Lease;

(b)

the occurrence of instability on the Transmission Provider’s electric transmission system (or any event, circumstance, condition or failure relating thereto, including an Emergency Condition) which precludes the Transmission Provider from accepting any Test Power; provided, that such failure or instability is not primarily as a result of any action of Lessor; and (ii) Lessor is otherwise available to deliver such Test Power;

(a)

the occurrence of instability on Lessee’s system (or any event, circumstance, condition or failure relating thereto) which either prevents or precludes Lessee from accepting, or Lessor from delivering to Lessee, any Test Power; provided, that: (i) such failure or instability is not primarily as a result of any action of Lessor; and (ii) Lessor is otherwise available to deliver such Test Power; or

(b)

any other failure of Lessee or the Transmission Provider to meet any of the conditions for the Commercial Operation Date to occur; provided that failure is not primarily the result of any action of Lessor.

“Execution Date” shall mean the date of the Facility Lease.

“Facility” shall mean the Leased Facility and the Steam and Chilled Water Facility.

“Facility Lease” shall have the meaning given to such term in the Preamble to the Facility Lease.

“Fair Market Value” shall mean, with respect to the Leased Facility or any part thereof (including any Improvement thereto) as of any date, the price a purchaser would pay to purchase such Leased Facility or part thereof in an arm’s-length transaction between a willing buyer and a willing seller, neither of them being under any compulsion to buy or sell.

“FERC” shall mean the Federal Energy Regulatory Commission or any successor thereto.

“Financing Documents” shall mean each agreement, document or instrument to which one or more of the Lenders and Lessor are a party from time to time and which provide for term debt financing or refinancing to Lessor in connection with the Facility and each other agreement, document or instrument delivered in connection with any of the foregoing.

“Force Majeure” shall mean any cause or occurrence which is beyond the reasonable control, and without the fault or negligence, of the Party claiming the Force Majeure and which causes such Party to be unable, or otherwise materially impairs or delays its ability, to perform its obligations under the Facility Lease and which by the exercise of reasonable foresight such Party could not have been reasonably expected to avoid, including any acts of God, strikes, work stoppages, lockouts or other labor actions that are in each case of an industry or sector-wide nature that are not directed solely or specifically at such Party, acts of the public enemy, wars, terrorism, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, civil disturbances, explosions, change in Law (including such change that results in any rescission, termination, material modification, suspension or determination of invalidity or lack of effectiveness of any Authorization), the acts or omissions of any Governmental Authority or the failure to act on the part of any Governmental Authority, provided, that such action has been timely requested and diligently pursued and any other cause or occurrence whether of the kind herein enumerated or otherwise, which, despite the reasonable efforts of such Party to prevent or mitigate its effects, prevents or delays the performance of such Party, or prevents the obtaining of the benefits of performance by the other Party, and is not within the control of such Party claming Force Majeure.

“GAAP” shall mean, with respect to any Person, generally accepted accounting principles in the United States as in effect from time to time.

“Good Utility Practice” shall mean, at a particular time: (a) any of the practices, methods and acts engaged in or approved by a significant portion of the United States electric power generating industry (including cogeneration facilities) prior to such time and by constructors, owners, operators or maintainers of facilities similar in size and operational characteristics to the Facility; or (b) any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at the lowest reasonable costs consistent with applicable Law and the Authorizations, environmental considerations, good business practices, reliability, safety, expedition and the manufacturers’ maintenance requirements; provided that “Good Utility Practice” is not intended to be limited to the optimum practices, methods or acts to the exclusion of all others, but rather to be a spectrum of the acceptable practices, methods or acts generally accepted in such industry having due regard for, among other things, manufacturers’ maintenance requirements, the requirements of Governmental Authorities and any applicable agreements.

“Governmental Authority” shall mean the federal government of the United States, and any state, county or local government or regulatory department, body, political subdivision, commission, agency, instrumentality, ministry court, judicial or administrative body, taxing authority, or other authority thereof (including any corporation or other entity owned or controlled by any of the foregoing) having jurisdiction over either Party, the Facility or the Site, whether acting under actual or assumed authority.

“Ground Lease” shall mean the ground lease, dated July 1, 2002, by and between the University, as lessor thereunder, and the Lessor, as lessee thereunder.

“Ground Sublease” shall mean the ground sublease, dated as of ___ 2003, by and between the Lessor, as lessor thereunder, and the Lessee, as lessee thereunder.

“Guaranteed Performance Levels,” “Guaranteed Performance Level Damages” and “Guaranteed Performance Damages Cap” shall have the respective meanings given them in Schedule 3.5 to the Facility Lease.

“Hazardous Material” shall mean, collectively, any petroleum or petroleum product, asbestos in any form that is or could become friable, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCB’s), hazardous waste, hazardous material, hazardous substance, toxic substance, contaminant or pollutant, as defined or regulated as such under any Environmental Law including the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response Compensation and Liability Act, as amended, or any similar state statute.

“Improvements” shall mean those modifications, alterations, additions or improvements to the Leased Facility that involve capital costs and are (a) required or are advisable in accordance with Good Utility Practice, (b) necessary for the efficient operation of the Leased Facility, or (c) required by applicable Law; provided that any such modification, alteration, addition, or improvement shall not (i) have a material adverse effect on the value of Lessor’s investment in the Leased Facility (including an adverse effect on the Fair Market Value, residual value, utility or remaining useful life on the Leased Facility, (ii) cause any manufacturer’s warranties then in effect on the Leased Facility to become void, (iii) create any Liens on the Leased Facility (other than Permitted Encumbrances), (iv) cause the Improvement or Leased Facility to become “limited use” property within the meaning of Rev. Proc. 2001-28, 2001-19 I.R.B. 1156), or (v) otherwise cause harm to the Leased Facility.

“Indemnifying Party” shall have the meaning given to such term in Section 17.1 of the Facility Lease.

“Indemnitee” shall have the meaning given to such term in Section 17.1 of the Facility Lease.

“Independent Appraiser” shall have the meaning given to such term in Schedule 12.1 to the Facility Lease.

“Independent Arbitrator” shall have the meaning given to such term in Section 18.4(b) of the Facility Lease.

“Independent Attorney” shall have the meaning given to such term in Section 18.4(a) of the Facility Lease.

“Independent Auditing Firm” shall mean an independent nationally recognized accounting firm with no less than 10 years experience auditing U.S. electric utilities and/or U.S. independent power producers that is not employed by, does not provide services to, and does not otherwise derive any financial or other benefit from any of the Parties, their respective Affiliates or the PSCW other than as provided in the Lease Documents.

“Independent Engineer” shall have the meaning given to such term in Schedule 12.1 to the Facility Lease.

“Interconnection Agreement” shall mean that certain Interconnection Agreement, dated as of November 21, 2002, between Lessee and American Transmission Company, LLC, Docket No. 137-CE-109, as amended from time to time.

“Investment Grade” shall mean, with respect to the senior unsecured long-term debt of a Person, a rating of at least “BBB” by Standard & Poor’s Rating Services and “Baa2” by Moody’s Investors Services; provided, however, that if either of the Rating Agencies shall have changed its system of classification after the date of the Facility Lease, then the above ratings shall be changed to the new ratings which correspond to the above ratings.

“Joint Ownership Agreement” shall mean the Joint Ownership Agreement, dated as of October 13, 2003, by and among the Lessor, the State and the University.

“Late Term Improvements” shall mean any Improvement constructed pursuant to Section 8.3 of the Facility Lease, as well as (i) any Improvement constructed subsequent to any such Improvement during the Base Term, if the Lease Term has been extended by the first Renewal Term, (ii) any Improvement constructed subsequent to any such Improvement during the first Renewal Term, if the Lease Term has been extended by the second Renewal Term; and (iii) any Improvement constructed subsequent to any such Improvement during the second Renewal Term, if the Lease Term has been extended by the third Renewal Term.

“Law” shall mean any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority or judicial or administrative body, whether now or hereafter in effect (including any Environmental Law).

“Lease Documents” shall mean the Facility Lease, the Ground Lease, the Ground Sublease, the Pre-Certification Cost Sharing Agreement, Backup and Station Service Agreement, the Joint Ownership Agreement, the EPC Contract, the Right of First Refusal Agreement, the Financing Documents, if any, and each other agreement, document or instrument delivered in connection with any of the foregoing.

“Lease Term” shall mean the Base Term and any Renewal Term.

“Leased Facility” shall have the meaning given to such term in the Recitals to the Facility Lease.

“Lenders” shall mean the banks, bond and commercial paper holders and/or financial institutions (together with their administrative agent, collateral agents, depositary banks and other agents) that provide construction and/or term debt financing and/or working capital and/or other financing or refinancing to Lessor in connection the Leased Facility or any portion thereof.

“Lessee” shall have the meaning given to such term in the Preamble to the Facility Lease.

“Lessee Event of Default” shall have the meaning given to such term in Article 14 of the Facility Lease.

“Lessee Termination Date” shall have the meaning given to such term in Section 2.3(a) of the Facility Lease.

“Lessor” shall have the meaning given to such term in the Preamble to the Facility Lease.

“Lessor Termination Date” shall have the meaning given to such term in Section 2.4(a) of the Facility Lease.

“Lessor’s Liens” shall mean Liens on or against any or all of the Leased Facility or any part thereof, the Facility Lease, Ground Lease, Ground Sublease or any payment of Rent which results from: (a) any act of, or any Claim against, the Member, any Lender or Lessor in any case unrelated to the transactions contemplated by the Lease Documents; (b) any Tax owed by the Member, any Lender or Lessor, except for any Tax required to be paid by Lessee under the Lease Documents, including any Tax for which Lessee is obligated to indemnify the Member, any Lender or Lessor, as the case may be; or (c) any act or omission of the Member, any Lender or Lessor in contravention of the Lease Documents to which it is a party.

“Lien” shall mean, with respect to any property, any mortgage, lien, pledge, charge, lease, easement, servitude, right of others, security interest or encumbrance of any kind in respect of such property.  For purposes of the Lease Documents, Lessee shall be deemed to own, subject to a Lien, any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such property.

“Loss Proceeds” shall mean the net proceeds (including insurance proceeds received by Lessor or Lessee from a third-party (including an insurer) in respect of any Event of Loss or an Event of Total Loss; provided, however, that “Loss Proceeds” shall not include any third-party liability insurance proceeds payable directly to a third party.

“M.A.I.N. Guides” shall mean current Bylaws and Guides of Mid-America  Interconnected Network or any successor thereto.

“Material Adverse Effect” shall mean, with respect to a Party, a material adverse effect on: (a) the development, design, engineering, procurement, permitting, construction, commissioning, financing, ownership, leasing, use operation or maintenance of the Leased Facility; (b) the business, operations, prospects, condition (financial or otherwise) or property of the Parties; (c) the ability of such Party to perform its obligations under any of the Lease Documents to which it is a party; or (d) the validity or enforceability of any of the Lease Documents to which it is a party.

“Member” shall mean MGE Power LLC, a Wisconsin limited liability company.

“Metering Point” shall mean the Transmission Provider’s high voltage side of one or more generator step up transformers, as more specifically set forth in the Interconnection Agreement.

“MGE Energy” shall mean MGE Energy, Inc.

“Minimum Performance Levels” shall have the meaning given to such term in Section 1.2 of Schedule 3.2.

“Monthly Management Fee” shall mean, with respect to any calendar month commencing with the month in which the Execution Date occurs, a fee equal to one-twelfth of the budgeted amount of annual management expenses to be incurred by the Lessor, adjusted at the end of each calendar year to equal the actual amount of such expenses for such year.

“Obsolete Component” shall have the meaning given to such term in Section 7.3(b) of the Facility Lease.

“Officer’s Certificate” shall mean, with respect to any Person, a certificate signed by an Authorized Officer of such Person.

“Optional Rules for Emergency Measures of Protection” shall mean those rules set forth by the AAA pursuant to its Commercial Arbitration Rules and governing emergency interim relief procedures.

“Ordinary Wear and Tear” shall mean the deterioration of the Leased Facility which would be reasonably expected to result from operating the Leased Facility in a manner consistent with Good Utility Practice.

“Organic Documents” shall mean: (a) with respect to any Person that is a corporation, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock; (b) with respect to any Person that is a limited partnership, its certificate of limited partnership and partnership agreement; and (c) with respect to any Person that is a limited liability company, its certificate of formation and its limited liability company agreement, in each case, as amended, supplemented, amended and restated, or otherwise modified and in effect from time to time.

“Overdue Rate” shall mean, as of any date, a rate per annum equal to the Prime Rate as in effect on such date, plus 300 basis points; provided that in no event shall the “Overdue Rate” exceed the maximum rate of interest allowed by applicable Law.

“Parent” shall mean, with respect to any Person, the Person that Controls such Person and that is not itself Controlled by any other Person.

“Party” shall mean either of Lessor or Lessee.

“Permitted Encumbrances” shall mean, in respect of any property:

(a)

Liens for Taxes, assessments or governmental charges not due and delinquent;

(b)

Liens for Taxes, assessments or governmental charges already due, but whose validity or amount is being contested in good faith, by appropriate proceedings initiated timely and diligently prosecuted, and for which adequate reserves in accordance with GAAP are maintained against any adverse determination of such contest or a bond in the full amount thereof has been posted;

(c)

carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business or incident to the construction or improvement of such property in respect of obligations which are not overdue for a period of more than 30 days or which are being contested in good faith, by appropriate proceedings initiated timely and diligently prosecuted, and for which adequate reserves in accordance with GAAP are maintained against any adverse determination of such contest or a bond in the full amount thereof has been posted;

(d)

easements, rights of way, reservations, restrictions, covenants, party-wall agreements, agreements for joint or common use, landlords’ rights of distraint and other similar encumbrances affecting such property, granted in the ordinary course of business, which in the aggregate are not material in amount and which do not in the aggregate materially detract from the value of such property or impair the use of such property for the purposes for which it is held;

(a)

court proceedings affecting such property, provided the execution or other enforcement thereof is effectively stayed and the Claims secured thereby are being contested in good faith, by appropriate proceedings initiated timely and diligently prosecuted, and for which adequate reserves in accordance with GAAP are maintained against any adverse determination of such contest or a bond in the full amount thereof has been posted;

(b)

minor defects and irregularities in title to such property, which do not in the aggregate materially impair the value of such property or the use of such property for the purposes for which it is held; and

(c)

attachment, judgment and other similar Liens arising in connection with Liens pursuant to the Financing Documents.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an unincorporated organization and any government or political subdivision thereof.

“Pre-Certification Cost Sharing Agreement” shall mean the Pre-Certification Cost Sharing Agreement, dated as of September 18, 2002, by and between Lessee and the State.

“Pre-Certification Costs” shall have the meaning given to such term in the Pre-Certification Cost Sharing Agreement.

“Pre-Tax Return on Equity” shall mean a percentage equal to the product of (a) an after-tax cost of equity equal to 12.1% and (y) a fixed tax rate gross-up factor 1.67043 (provided, that if there is a statutory chance in federal or state income tax rates applicable to Subchapter C corporations after the date hereof, such tax rate gross-up will be adjusted upward or downward to reflect the change in tax rates and such adjustment shall be effective as of the date the change in tax rates becomes effective (even if retroactive).

“Prime Rate” shall mean the rate of interest published from time to time by The Wall Street Journal (or any successor publication) as the base rate on corporate loans posted by a certain percentage of the largest banks in the United States; provided that if there is more than one such rate published, the higher rate shall be effective for the purposes of the Lease Documents.

“Project Manager” shall mean, with respect to each Party, the project manager so designated by such Party in writing delivered to the other Party.

“PSCW” shall mean the Public Service Commission of Wisconsin or any successor thereto.

“Purchase Price” shall be equal to the sum of the following as of the Lessor Termination Date or Lessee Termination Date, as applicable: (a) the Construction Costs incurred by the Lessor through the Lessor Termination Date or Lessee Termination Date, as applicable, but not more than the Approved Amount; (b) the aggregate amount of outstanding Return on Capital with respect to such Construction Costs; and (c) the Monthly Management Fee for each month from the Commercial Operation Date through the month in which occurs the Lessor Termination Date or Lessee Termination Date, as applicable.

“Rating Agencies” shall mean Standard & Poor’s Rating Services or its successor and Moody’s Investors Services or its successor.

“Release” shall mean any “release” as such term is defined in 42 U.S.C. § 9601(22) or any successor statute.

“Renewal Rent” shall have the meaning given to such term in Section 5.1(c) of the Facility Lease.

“Renewal Term” shall mean any of three terms commencing immediately at the end of the Base Term or previous Renewal Term, as applicable and terminating as provided in Section 12.2 of the Facility Lease.

“Rent” shall mean, collectively, Basic Rent, Renewal Rent and/or Supplemental Rent.

“Rent Payment Date” shall mean the 25th day of each calendar month or the next Business Day during the Lease Term.

“Required Commercial Operation Date” shall mean January 1, 2006, as such date may be extended by a reasonable amount of time (not to exceed in the aggregate 365 days) attributable to any delay in achieving Commercial Operation caused by Force Majeure, Event of Loss, Event of Total Loss, or an Excused Event.

“Required Improvements” shall have the meaning given to such term in Section 8.1(b) of the Facility Lease.

“Return on Capital” shall mean, with respect to Construction Costs or other capital expenditures or Fair Market Value, an amount equal to the product in dollars of (a) the Return on Capital Percentage and (b) the amount of such Construction Costs or other capital expenditures or Fair Market Value, as the case may be.

“Return on Capital Percentage” shall mean the monthly percentage (%) equal to the product of (a) 1/12 and (b) the sum of (i) an amount equal to the product of (A) 53% and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) 47% and (B) the Applicable Cost of Debt (in %).

“Right of First Refusal Agreement” shall mean the agreement substantially in the form of Exhibit D to the Facility Lease.

“Senior Executives” shall mean with respect to (a) any Person other than a partnership or limited liability company, a director-level officer or its equivalent or higher of such Person; and (b) any Person that is a partnership, a director-level officer or its equivalent or higher of the general partner of such Person, and (c) any Person that is a limited liability company, a director-level officer or its equivalent or higher of the manager or managing member of such Person.

“Site” shall mean the location north of UW-Madison Walnut Street Heating Plant in Madison, Wisconsin, as more specifically identified in the Ground Lease.

“State” shall mean the State of Wisconsin, acting through the State Department of Administration.

“Steam and Chilled Water Facility” shall mean the portion of the Facility owned by the State (or the University) for the production of steam and chilled water.

“Supplemental Rent” shall mean any and all amounts, liabilities and obligations which Lessee assumes or agrees or is otherwise obligated to pay under the Facility Lease (other than Basic Rent, Renewal Rent and any other amounts, liabilities and obligations which Lessee assumes or agrees or is otherwise obligated to pay pursuant to Articles 2, 5, 8 or 12 of the Facility Lease) or any other Lease Document (whether or not designated as Supplemental Rent) to Lessor or any other Person, including indemnities and damages for breach of any covenants, representations, warranties or agreements.

“Taxes” and “Tax” shall mean any and all fees (including documentation, recording, license and registration fees), taxes (including income (whether net, gross or adjusted gross), gross receipts, lease, sublease, sales, rental, use, turnover, value-added, property, excise and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any penalties, fines or interest thereon or additions thereto imposed by any Governmental Authority.

“Termination Value” shall mean, with respect to each Rent Payment Date, the net present value of the remaining Basic Rent or Renewal Rent, as the case may be, utilizing a discount rate equal to “RRLF%” as defined in Schedule 5.1 or Schedule 12.2 to the Facility Lease; provided, however, that with respect to each Rent Payment Date occurring after the date Lessee has elected to renew the Facility Lease early in accordance with Section 8.3 of the Facility Lease, the “AALF” component of the Basic Rent and Renewal Rent formulas used to calculate the “Termination Value” shall be increased to include an amount equal to the aggregate amount of project costs and expenses incurred by or on behalf of Lessor prior to such Rent Payment Date to construct the Improvement to the Leased Facility giving rise to the early renewal election.

“Test,” “Tested” and “Testing” shall mean any testing or commissioning of the Facility prior to Commercial Operation.

“Test Fuel” shall mean, collectively, all fuel utilized by Lessor or requested (and purchased) by Lessor from Lessee in connection with any Testing of the Facility prior to the Commercial Operation Date.

“Test Fuel and Test Power Procedures” shall mean the test fuel and test power procedures for the Facility as set forth in Schedule 3.3 to the Facility Lease.

“Test Power” shall mean all energy produced by the Facility during any Test thereof prior to the Commercial Operation Date.

“Transfer” shall mean the sale, assignment, conveyance, or other direct or indirect disposition by a Party of all or any part of its rights, benefits, advantages, titles or interest in and to this Facility Lease and each other Lease Document to which it is a party and the Leased Facility and all replacements thereof and substitutions thereafter, including all Improvements thereto.

“Transmission Provider” shall mean the entity or entities providing transmission service to the Leased Facility under a FERC accepted transmission tariff.

“UCC” shall mean the Uniform Commercial Code of Wisconsin or any other applicable jurisdiction.

“University” shall mean the University of Wisconsin System, an independent agency of the State of Wisconsin and a body corporate created pursuant to Ch. 36, Wisc. Stats.

SCHEDULE 2.2
TO THE FACILITY LEASE

DELAY DAMAGES

For each calendar day after the Required Commercial Operation Date that Lessor fails to achieve Commercial Operation, Lessor shall pay to Lessee pursuant to Section 2.2 of the Facility Lease the following Delay Damages (not to exceed in the aggregate the Delay Damages Cap):

October 1 - May 31

$12,000 per calendar day

June 1 - August 31

$25,000 per calendar day

Delay Damages Cap:

$5,000,000

SCHEDULE 3.2
TO THE FACILITY LEASE

COMMERCIAL OPERATION TEST

1.1

Commercial Operation Test.

(a)

The Commercial Operation Test shall be conducted by Lessor, at Lessor’s expense prior to the Required Commercial Operation Date.  Lessor shall provide Lessee with five days prior notice of the Commercial Operation Test and Lessee shall have the opportunity to be present during such testing and to validate the Commercial Operation Test and any test-related data. During the Commercial Operation Test, Lessor shall demonstrate that the Leased Facility is fully capable of delivering energy to and providing capacity through Transmission Provider’s electric transmission system in accordance with the terms of the Facility Lease.  During the Commercial Operation Test, Lessor shall also test the Leased Facility to determine whether it meets the Guaranteed Performance Levels.

(b)

The Commercial Operation Test shall demonstrate that the Leased Facility can satisfy each of the Minimum Performance Levels, the Unit Reliability Test, the Unit Startup Test, the Unit Load/Unload Ramp Rate Test, the Net Unit Output Test, the Net Unit Heat Rate Test and the Emissions Limits Test.

(c)

The Unit Reliability Test shall demonstrate that the Leased Facility can start successfully three times consecutively and operate continuously for eight hours at or above Minimum Load during each of the reliability demonstration periods. A successful start shall be determined when both combustion turbines are operating with the Leased Facility at or above Minimum Load within five hours of initiating a start command.  For purposes of this Schedule 3.2, “Minimum Load” shall mean operation of either or both combustion turbines at 60% of full load on the temperature control curves, with operation of the steam turbine in sliding pressure mode and no supplemental firing.

(d)

The Unit Startup Test shall demonstrate that the Leased Facility can reach Maximum Load from a cold shutdown condition in a time period not to exceed five hours. For purposes of this Schedule 3.2, “Maximum Load” shall mean the lesser of (i) the operation of the combustion turbines at full load on the temperature control curves, with operation of the steam turbine in sliding pressure mode and with supplemental firing or (ii) 147 MW.

(e)

The Unit Load/Unload Ramp Rate Test shall demonstrate, under the control of Lessee’s Automatic Generation Control (AGC), the rate that the Leased Facility can ramp up from Minimum Load to Maximum Load, and ramp down from Maximum Load to Minimum Load, with the combustion turbines operating under the following conditions: (i) operation of only the first combustion turbine; (ii) operation of only the second combustion turbine; and (iii) operation of both combustion turbines simultaneously.

(f)

The Net Unit Output Test shall demonstrate that the Leased Facility can achieve at least the Minimum Net Electrical Output, measured in MW at the Metering Point within measurement uncertainty.  Each test shall consist of operating the Leased Facility for four uninterrupted periods, each being 30 minutes in duration.  The tests shall be conducted at the load and conditions set forth in Case “P” in the schedule attached to this Schedule 3.2.  The tested output shall be corrected for ambient and operating conditions as identified in Case “P”  per ASME PTC-46, using correction curves developed by Lessor in accordance with the following:  Lessor will provide capacity and heat rate correction curves (corrected for changes in ambient air temperature, barometric pressure, combustion turbine fired hours of operation, generator reactive power, cooling water inlet temperature and relative humidity), for determining the Leased Facility’s projected capacity and heat rate at varying ambient air, operating and cooling water inlet conditions at the Leased Facility’s Case “P” load (as measured at the Metering Point).  The correction curves described above shall be developed by Lessor using manufacturer-supplied equipment data, a computer- based heat balance program, and construction contractor’s guarantees using the higher heating value of fuel (as measured at the natural gas analyzer(s) provided by the gas transporter’s or, if available, laboratory analyses of fuel samples collected during the test).  The data behind the correction curves described above shall be subject to verification by audit by Lessee at Lessee’s expense.  The use of installed station instrumentation shall be maximized during the test.  For measurements required where no station instrumentation is installed, calibrated test class instrumentation mutually agreed to by Lessee and Lessor shall be used.  The Net Unit Output Test results will be considered the numerical average of the consistent individual tests for each condition.

(g)

The Net Unit Heat Rate Test shall demonstrate that the Leased Facility can achieve a heat rate of not more than the Maximum Net Heat Rate when operating under the conditions of Case “J” in the schedule attached to this Schedule 3.2, measured in Btu/kWh, when corrected for ambient and operating conditions to the Case “J” conditions and other appropriate parameters per ASME PTC-46, using correction curves developed by Lessor in accordance with the preceding paragraph of this Schedule 3.2.  The use of installed station instrumentation shall be maximized during the test.  For measurements required where no station instrumentation is installed, calibrated test class instrumentation mutually agreed to by Lessee and Lessor shall be used.  Each test shall consist of operating the Leased Facility for four uninterrupted periods, each being 30 minutes in duration.  The Net Unit Heat Rate Test results will be considered the numerical average of the consistent individual tests for each condition.

(h)

The Emissions Limits Test shall be conducted using permanently installed station instrumentation and shall demonstrate that the Facility can achieve emissions levels within the limits prescribed by the Facility’s air permit.

(i)

If Lessor is unable to successfully complete the Commercial Operation Test, Lessor shall notify Lessee when the conditions causing such failure have been corrected.  Upon such notification, Lessor shall re-conduct the Commercial Operation Test.

(j)

Within seven days after the successful completion of the Commercial Operation Test, Lessor shall provide evidence reasonably satisfactory to Lessee that the Commercial Operation Test has been successfully completed.

(k)

All tests conducted as part of the Commercial Operation Test will be conducted in accordance with M.A.I.N. Guide No. 3A and M.A.I.N. Guide No. 3C, as applicable.

1.2

Minimum Performance Levels.  The Minimum Performance Levels are as follows:

(a)

“Maximum Net Heat Rate” shall mean a net heat rate of the Leased Facility of no greater than 8,656 Btu/kWh within measurement uncertainty while operating according to the conditions of Case “J,”  which shall represent Lessor’s guarantee of the maximum quantity of Btus as measured at the natural gas analyzer(s) provided by the gas transporter or, if available, by laboratory analyses of fuel samples collected during the test, required by the Leased Facility to produce one kWh of energy, at the Leased Facility’s Case “J” load, as measured at the Metering Point, using the higher heating value of the delivered fuel, as corrected for ambient and operating conditions of Case “J”.

(b)

“Minimum Net Electrical Output” shall mean a net electrical output of the Leased Facility no less than 125 MW within measurement uncertainty while operating according to the conditions of Case “P,” and shall represent Lessor’s guarantee of the minimum rate at which the Leased Facility is designed to deliver energy at the Metering Point over four uninterrupted 30-minute periods, when corrected for ambient and operating conditions of Case “P”.

(c)

“Maximum Emissions Levels” shall mean a demonstrated emissions levels of the Facility of no greater than that provided in the Facility’s air permit.

SCHEDULE TO
SCHEDULE 3.2

Test Conditions

Parameter	Case J	Case P
Ambient Temperature (dry bulb)	67.3° F	91° F
Relative Humidity	73%	56.8%
Inlet Chilling Status	On	On
No. of combustion turbines running	2	2
Export steam amount	None	None
Cooling Water Inlet Temperature	74.7° F	90.5° F
Barometric Pressure	14.25 PSIA	14.25 PSIA
CTG Condition	Clean & new	Clean & new
Campus Chiller Status	Off	Off
Power Factor	.9 Lag	.9 Lag

SCHEDULE 3.3

TO THE FACILITY LEASE

TEST FUEL AND TEST POWER PROCEDURES

The Test Fuel and Test Power Procedures shall include the following:

1.1

Test Fuel and Power.  Lessee shall procure and provide all Test Fuel and shall purchase, and arrange for transmission service to accept, all Test Power; provided that Lessor shall provide Lessee with at least 30 days initial prior written notice of its schedule for testing of the Facility, and Lessee shall consent thereto (such consent not to be unreasonably delayed or withheld), although Lessor may, upon 48 hours prior notice to Lessee, postpone such test until such test is able to be performed.  In addition, Lessee shall utilize good faith efforts to accommodate any requests for Test Fuel and to purchase, and arrange for transmission service to accept, all Test Power which are given on less than 30 days initial advance notice or on less than 48 hours postponement notice.  Lessee may decline to purchase and accept Test Power in the event of any Emergency Condition or to prevent an Emergency Condition; provided that any such decline by Lessee shall constitute an Excused Event.

1.2

Test Fuel Costs.  All costs associated with Lessee’s procurement of Test Fuel (including commodity costs, transportation and storage costs, balancing charges, and any penalties and/or fees associated therewith) shall be to the account of Lessor whether or not Lessor consumes the requested Test Fuel; provided that Lessor shall in no event be responsible for any storage costs, balancing charges, and any penalties and/or fees associated therewith (or otherwise arising under applicable law) to the extent resulting from Lessee’s negligence or failure to comply with the provisions of this Facility Lease, any applicable Law or the terms of the tariff of any fuel supplier or transporter.

1.3

Test Power Purchase Price. The price at which Lessee shall purchase each MWh of Test Power shall be at a rate equal to 100% of the predictive hourly incremental/decremental generation cost of Lessee calculated by Lessee’s energy management software system and furnished to Lessor with such back-up data and information as Lessor may reasonably request.

SCHEDULE 3.5

TO THE FACILITY LEASE

GUARANTEED PERFORMANCE LEVELS

1.1

Guaranteed Performance Levels.  The Guaranteed Performance Levels are as follows:

(a)

“Guaranteed Net Electrical Output” shall mean a guaranteed net electrical output of the Leased Facility equal to 147 MW within measurement uncertainty, which shall represent the minimum rate at which the Leased Facility is designed to deliver energy at the Metering Point over a four-hour period, when corrected to conditions specified in Case “P” in the schedule attached to Schedule 3.2.

(b)

“Guaranteed Net Heat Rate” shall mean a guaranteed net heat rate of the Leased Facility of no greater than 7,869 Btu/kWh within measurement uncertainty, which shall represent the design quantity of Btus as measured at the meters provided by the gas supplier, required by the Leased Facility to produce one kWh of energy, at the Leased Facility load as specified in Case “J” in the schedule attached to Schedule 3.2, as measured at the Metering Point, using the higher heat value of the delivered fuel as corrected to conditions specified in Case “P”.

1.2

Guaranteed Performance Level Damages.  The Guaranteed Performance Level Damages are as follows:

Guaranteed Net Electrical Output

$250/kW

Guaranteed Net Heat Rate

$25,000/btu/kWh

1.3

Guaranteed Performance Damages Cap.  The Guaranteed Performance Damages Caps are as follows:

Guaranteed Net Heat Rate Performance Damages Cap

$1.4 million

Guaranteed Net Electrical Output Performance Damages Cap

$1.4 million

SCHEDULE 5.1

TO THE FACILITY LEASE

BASIC RENT

Basic Rent for each calendar month shall be calculated as follows:

BR =  RRLF% * (1 + RRLF%)bt * AALF * MARBA

(1 + RRLF%)bt - 1

 x

+  ∑  RRIBT%i * (1 + RRIBT%i)rmbt * IBTi * MARBA

i =1

((1 + RRIBT%i)rmbt) - 1

 y

+  ∑  RRRTPI%j * (1 + RRRTPI%j)f * RTPIj * MARBA

j =1

(1 + RRRTPI%j)f - 1

+  RRIUC * IUC

+  MMF

+  PPA

+  DRC

-  ATC

Where:

BR  =

Basic Rent for such month (in $);

AALF  =

The Approved Amount for the Leased Facility (in $);

RRLF% =

Rate of Return on AALF (monthly), which equals the product of (a) 1/12 and (b) the sum of (i) an amount equal to the product of (A) 0.53 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) 0.47 and (B) the Applicable Cost of Debt (in %);

MARBA =

Monthly Average Rate Base Adjustment for the Base Term calculated in accordance with Annex C to Schedule 5.1 (in %);

bt  =

the total number of months in the Base Term;

IBTi  =

The aggregate amount of costs and expenses incurred by or on behalf of Lessor to construct an Improvement (other than Late Term Improvements) which is deemed complete and in-service (in $);

RRIBT%i =

Rate of Return on IBTi (monthly), which equals the product of (a) 1/12 and (b) the sum of (i) an amount equal to the product of (A) 0.53 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) 0.47 and (B) the Applicable Cost of Debt (in %);

rmbt =

the lesser of (a) the number of months in the useful life of an Improvement (or property unit of which it is a part) or (b) the remaining number of months in the Base Term after the month in which the respective Improvement is placed in service;

x  =

the total number of Improvements made to the Leased Facility (other than Late Term Improvements) that are deemed complete and in service during the Base Term;

i  =

an Improvement to the Leased Facility (other than Late Term Improvements), if any, that is deemed complete and in service during such month;

RTPI j  =

The aggregate amount of costs and expenses incurred by or on behalf of Lessor to construct a Late Term Improvement which is deemed complete and in service (in $);

RRRTPI%j  =

Rate of Return on RTPI j (monthly), if any, which equals the product of (a) 1/12 and (b) the sum of (i) an amount equal to the product of (A) 0.53 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) 0.47 and (B) the Applicable Cost of Debt (in %);

f =

the sum of (i) the remaining number of months in the Base Term after the month in which the respective RTPI j is placed in service and (ii) the total number of months of the Renewal Term;

y  =

the total number of Late Term Improvements that are deemed complete and in service during the Base Term;

j  =

a Late Term Improvement to the Leased Facility, if any, that is deemed complete and in service during such month;

IUC  =

Improvements Under Construction, if any, which equals the aggregate amount of capital project costs and expenses incurred by or on behalf of Lessor up to and including such month to construct all Lessor-financed Improvements, including Late-Term Improvements that have not yet been deemed complete and in service (in $);

RRIUC =

Rate of Return on IUC (monthly), if any, which equals the product of (a) 1/12 and (b) the sum of (i) the product of (A) 0.53 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) 0.47 and (B) the Applicable Cost of Debt (in %);

MMF  =

the Monthly Management Fee for such month (in $);

PPA  =

Prior Period Adjustments for such month, which equals any adjustments (other than ATC) to BR in such month, including, Pre-Tax Return on Equity retroactive tax rate changes (in $);

DRC  =

Demolition and Removal Costs divided by the total number of months in the Base Term (in $); and

ATC  =

Allowable Tax Credits, which equals any tax credits allowable against a Lessor’s federal or state income tax liability for the taxable year as determined under the Internal Revenue Code of 1986, as amended, or state income tax Law, to the extent (a) such tax credits are actually utilized by Lessor, (b) such tax credits are not prohibited by Law from being passed on to Lessee and/or to Lessee’s customers and (c) Lessor determines the use of such tax credits does not substantially reduce or eliminate a tax benefit to Lessor (in $).

ANNEX A TO SCHEDULE 5.1
TO THE FACILITY LEASE

SAMPLE BASIC RENT CALCULATION: BASE TERM

Example: Basic Rent in Year 25 for 30-year lease.  Assumes additional Improvements and changing debt costs.

Basic Rent as of the Lease Effective Date

AALF	$108,916,203	Approved Amount (for illustrative purposes only)
	53.0%	Equity share of the rate of return
	12.1%	After tax cost of equity
	1.67043	Fixed tax rate gross-up factor
	47.0%	Debt share of the rate of return
	5.9%	Applicable cost of debt for Approved Amount
RRLF%	1.124%	Monthly rate of return on AALF
bt	360	Number of months in Base Term (30 years * 12)
MARBA	99.864%	Monthly Average Rate Base Adjustment

Monthly Basic Rent Before Investments and Other Adjustments: $1,244,592

Improvements Deemed Complete and In-Service

IBT	$1,000,000	Improvements deemed complete and in-service at end of Year 20
rmbt	120	Number of months remaining in Base Term when Improvement was placed in-service (10 years * 12)
RRIBT%	1.167%	Monthly rate of return on Improvements (debt cost of 7.0%)
MARBA	99.864%	Monthly Average Rate Base Adjustment

Monthly Payment Adder for Improvements Deemed Complete and In-Service: $15,507

Late Term Improvements

RTPI	$10,000,000	Late Term Improvements deemed complete and in-service at end of Year 25
f	120	Number of months remaining in Base Term (5 year * 12 months) plus renewal term (5 years * 12 months)
RRRTPI%	1.108%	Monthly rate of return on Late Term Improvements (debt cost of 5.5%)
MARBA	99.864%	Monthly Average Rate Base Adjustment

Monthly Payment Adder for Late Term Improvements: $150,864

Improvements Under Construction

IUC	$2,500,000	Improvements under construction
RRIUC%	1.128%	Monthly rate of return on Improvements Under Construction (debt cost of 6.0%)

Monthly Payment Adder for Improvements Under Construction: $28,193

Monthly Basic Rent in Year 25 Before Other Adjustments: $1,439,155

Other Adjustments

MMF	$4,000	Monthly Management Fee
PPA	$0	Prior Period Adjustments
DRC	$15,120	Demolition & Removal Costs
ATC	$0	Allowable Tax Credits

Total Monthly Basic Rent in Year 25: $ 1,458,282

ANNEX B TO SCHEDULE 5.1
TO THE FACILITY LEASE

APPLICABLE COST OF DEBT

The Parties acknowledge and agree that determination of the Applicable Cost of Debt as provided below should result in a cost of debt in the overall cost of capital that is reasonable, prudent and in the best interests of Lessee’s customers throughout the Lease Term:

1.1

Applicable Cost of Debt for the Leased Facility (other than Improvements).

(a)

Initial Applicable Cost of Debt.  Lessor and its Affiliates have financed and intend to finance Construction Costs through a combination of bank debt and long-term notes issued in a private placement.  The Parties agree that the actual all-in cost of such debt (including interest, issuance fees and expenses and other debt-related costs) shall be the basis for setting the Applicable Cost of Debt (in %) in the determination of Rent under the Facility Lease.

(b)

Refinancing Option.  Lessor shall ensure that the debt financing represented by such Applicable Cost of Debt shall provide for a call or refinancing option exercisable on or after the 10th anniversary of such debt financing (the “Refinancing Option”).  Within 90 days of entering into definitive documentation of such debt financing, Lessor shall provide Lessee written notice of the principal terms and conditions of the Refinancing Option, including, without limitation, the last date which by the Refinancing Option must be exercised (the “Exercise Date”) and any breakage costs or make-whole amounts or other refinancing premiums associated therewith.

(c)

Refinancing During Lease Term.  If Lessee determines that the Refinancing Option should be exercised, then it shall provide written notice thereof to Lessor not later than 90 days prior to the Exercise Date, and any such notice shall be irrevocable.  If Lessor receives such a notice from Lessee, it shall be obligated to exercise the Refinancing Option.  Commencing on the date the Refinancing Option has been exercised and the associated debt has been repaid or refinanced (the “Refinancing Effective Date”), the Applicable Cost of Debt during the Lease Term shall be redetermined in accordance with Section 1.1(b), provided that the Refinancing Effective Date shall be used instead of the Commercial Operation Date and Lessor shall not be obligated to provide for an additional Refinancing Option.  Within 60 days after the Refinancing Effective Date or as soon thereafter as is reasonable practicable, Lessor shall provide written notice to Lessee of all of the third-party costs and expenses incurred by or on behalf of Lessor in connection with the exercise of the Refinancing Option, including, without limitation, any breakage costs or make-whole amounts or other refinancing premiums and all legal, accounting and financial advisor fees and expenses associated therewith.  Within 30 days of receipt of such notice from Lessor, Lessee shall pay the aggregate amount of costs and expenses specified in such notice to or for the account of Lessor as Lessor shall direct in such notice in immediately available funds.

(d)

Financing Costs.  All costs incurred to underwrite, issue and distribute debt securities and arrange for debt financing (including SEC registration fees, trustee fees, printing costs, legal fees, accounting fees and rating agency fees), shall be included in determining the all-in Applicable Cost of Debt for the Leased Facility.

1.2

Applicable Cost of Debt for the Improvements.

(a)

During Construction.

Unless otherwise determined under Section 1.2(b), for all Improvements under construction (and prior to deemed completion and in-service) begun after the Commercial Operation Date, the Applicable Cost of Debt (in %) shall be equal to the actual interest rate paid by Lessor to finance the cost of constructing such Improvements.

(b)

After In-Service Date.  For Improvements deemed completed and in-service after the Lease Effective Date, at anytime after the Improvements are 80% or more complete, but in any event no later than prior to the expected in-service date of the Improvements, Lessor shall select a cost of debt (in %) from the Cost of Debt Index during such period based on the lowest rated senior unsecured long term debt of MGE Energy.  The Applicable Cost of Debt (in %) in respect of such Improvements shall be equal to the cost of debt so selected by Lessor, plus an amount (in %) to reflect the debt financing costs pursuant to Section 1.2(c).

(c)

Financing Costs.  All costs incurred to underwrite, issue and distribute debt securities and arrange for debt financing (including SEC registration fees, trustee fees, printing fees, legal fees, accounting fees, and rating agency fees), shall be included in determining the all-in Applicable Cost of Debt (in %) for Improvements during both the construction phase and after the in-service date of the Improvement.

1.3

Cost of Debt Index.

(a)

For purposes of this Annex B to Schedule 5.1, the “Cost of Debt Index” shall mean “Moody's Daily Long-Term Corporate Bond Yield Averages" for “Utilities” published by Moody’s Investors Services (“Moody’s”) or any successor index published by Moody’s.  If the “Moody's Daily Long-Term Corporate Bond Yield Averages" for “Utilities” or any successor index is no longer published by Moody’s, or the lowest rated senior unsecured debt for MGE Energy (or the Moody’s equivalent rating, if such debt is not rated by Moody’s) is rated below the lowest rating listed on the Cost of Debt Index, then an alternative index shall be used for the Cost of Debt Index which shall be selected by Lessor and approved by the PSCW.

(b)

For purposes of selecting the cost of debt (in %) from the Cost of Debt Index, if the lowest rated senior unsecured debt for MGE Energy (or the Moody’s equivalent rating, if such debt is not rated by Moody’s) is rated at one of the ratings listed on the Cost of Debt Index, then the cost of debt for such rating shall be used for purposes of determining the Applicable Cost of Debt.

(c)

If, however, the lowest rated senior unsecured debt for MGE Energy (or the Moody’s equivalent rating, if such debt is not rated by Moody’s) is rated at a rating that is not listed on the Cost of Debt Index, then for purposes of determining the Applicable Cost of Debt, Lessor shall calculate the cost of debt (in %) by using the average of the two costs of debt that are listed on the Cost of Debt Index under the ratings immediately above and below such MGE Energy rating.

ANNEX C TO SCHEDULE 5.1
TO THE FACILITY LEASE

CALCULATED MONTHLY AVERAGE RATE BASED ADJUSTMENT

The Monthly Average Rate Based Adjustment (“MARBA”) shall be established as of the Commercial Operation Date (to be utilized throughout the Base Term and any Renewal Term) and is calculated as follows:

bt

MARBA

=

∑  MMRt *(1/(1 + RRLF%)t))

t =1

AALF

Where:

MMRt

=

the Monthly Revenue Requirement in month “t”, which shall equal:

=

D + ECt + LTDCt + TCt

Where:

D

=

the Depreciation, which shall equal:

=

AALF

(bt)

Where:

AALF

=

the Approved Amount

bt = total number of months in the Base Term

ECt

=

the Equity Cost in month “t”, which shall equal:

=

ER *ABt

Where:

ER

=

the Equity Rate each month, which shall equal:

=

0.121 * 0.53

 12

=

0.0053441

Where:

ABt

=

the Average Balance each month, which shall equal:

=

BBt + EBt

2

Where:

BBt

=

the Beginning Balance in month “t”, which shall equal:

=

in month “t=1”, AALF; and

=

in all other months, EBt-1

EBt

=

the Ending Balance in month “t”, which shall equal:

=

BBt - D

Where:

LTDCt

=

the Long Term Debt Cost in month “t”, which shall equal:

=

LTDR * ABt

Where:

LTDR

=

the Long Term Debt Rate shall equal:

=

Applicable Cost of Debt * 0.47

12

Where:

Applicable Cost of

Debt

=

the Applicable Cost of Debt with respect to the Leased Facility,  calculated as of the Commercial Operation Date in accordance with Annex B to Schedule 5.1 to the Facility Lease

TCt

=

the Tax Cost in month “t”, which shall equal:

=

ECt * TF

Where:

TF

=

the Tax Factor as of the Commercial Operation Date, which shall equal:

=

0.67043 (provided, that if there is a statutory change in federal or state income tax rates applicable to Subchapter C corporations prior to the Commercial Operation Date, such tax rate gross-up will be adjusted upward or downward to reflect such a change in tax rates and such adjustment shall be effective as of the date the change in tax rates becomes effective (even if retroactive))

RRLF%

=

the Rate of Return on AALF (monthly), calculated as of the Commercial Operation Date, which shall equal: the product of (a) 1/12 and (b) the sum of (i) an amount equal to the product of (A) 0.53 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) 0.47 and (B) the Applicable Cost of Debt as of the Commercial Operation Date with respect to the Leased Facility calculated in accordance with Annex B to Schedule 5.1 of this Facility Lease (in %).

SCHEDULE 11.3
TO THE FACILITY LEASE

INSURANCE AND EVENT OF LOSS PROVISIONS

ARTICLE 1
GENERAL PROVISIONS

1.1

General Insurance Requirements for Lessor.  Without limiting any other obligations or liabilities of Lessor under the Lease Documents, Lessor shall at all times until the Commercial Operation Date carry and maintain or cause to be carried and maintained insurance with the minimum coverages set forth in this Schedule 11.3.  Lessor shall have no obligation or liability for premiums, commissions, assessments or calls in connection with any insurance policy required to be carried or maintained by Lessee under the Lease Documents.

1.2

General Insurance Requirements for Lessee.  Without limiting any other obligations or liabilities of Lessee under the Lease Documents, Lessee shall at all times during the Lease Term carry and maintain or cause to be carried and maintained insurance with the minimum coverages set forth in this Schedule 11.3 and with such terms and conditions (including the amount, scope of coverage, deductibles, and self-insured retentions) as shall be acceptable to Lessor in all respects.  Lessee shall have no obligation or liability for premiums, commissions, assessments or calls in connection with a any insurance policy required to be carried or maintained by Lessor under the Lease Documents.

1.3

Additional General Insurance Requirements Applicable to the Parties.  The following requirements shall apply to all insurance to be carried or maintained by the Parties pursuant to this Schedule 11.3:

(a)

All such insurance shall be with insurance companies with are rated “A-, VII” or better by A. M. Best’s Key Rating Guide, or other insurance companies of recognized responsibility, or equivalent reasonably satisfactory to the other Party;

(a)

All such property and third-party related insurance policies shall name Lessor as loss payee and the Lenders, if any, and Lessee as additional insureds, as applicable, depending on their respective interests in the Leased Facility, as described in this Schedule 11.3 (the “Additional Insureds”);

(b)

The interest of the Additional Insureds in the Leased Facility shall not be invalidated by any action or inaction of Lessee, Lessor or any other Person, as applicable;

(c)

(i) All such insurance policies shall provide for the waiver of all rights of subrogation against Lessor, Lessee, the Lenders, if any, the Additional Insureds and their respective officers, employees, agents, successors and assigns, as applicable, and shall provide for waiver of any right of setoff and counterclaim and any other right to deduction whether by attachment or otherwise, and (ii) Lessor and Lessee hereby expressly waive all rights of subrogation against one another;

(d)

All such insurance policies shall be primary without right of contribution of any other insurance carried by or on behalf of any of the Additional Insureds with respect to Lessor’s or Lessee’s interest in the Leased Facility, and each such policy insuring against liability to third parties shall contain a severability of interests or a cross-liability provision;

(e)

To the extent available on commercially reasonable terms, all such insurance policies shall provide that if canceled, not renewed, terminated or expiring, or if the coverage is reduced or there is any material change in the coverage, such cancellation, non-renewal, termination, expiration, reduction or material change in coverage shall not be effective as to any of the Additional Insureds for 60 days, except for nonpayment of premiums, in which case it shall not be effective for 10 days after receipt of a written notice sent by registered mail from such insurer regarding such cancellation, non-renewal, termination, expiration, or reduction or material change in coverage with respect to each Additional Insured; and

(f)

To the extent available on commercially reasonable terms, any such insurance policy that is written to cover more than one insured shall provide that all terms, conditions, insuring agreements and endorsements, with the exception of limitations of liability (which shall be applicable to all Additional Insureds as a group) and liability for premiums, shall operate in the same manner as if there was a separate policy covering such insured.

0.1

No Duty to Verify.  Notwithstanding any provision to the contrary contained in any Lease Document, neither Party shall have a duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the other Party, nor shall either Party be responsible for any representations or warranties made by or on behalf of the other Party to any insurance company.

0.2

Adjustment of Losses.  The loss, if any, following any claim under any insurance policy required to be carried or maintained by the Parties under this Schedule 11.3 shall be adjusted with the insurance companies or otherwise collected by Lessee or Lessor, as the case may be.  In addition, each of the Parties shall take all other steps necessary or requested by the other Party to collect from insurers any insurance proceeds with respect to an Event of Loss or an Event of Total Loss covered by any of the insurance policies required under this Schedule 11.3;

0.3

Evidence of Insurance.  Prior to the execution of the Facility Lease, and 15 days prior to the Commercial Operation Date, as applicable, and on an annual basis at each policy anniversary, Lessor or Lessee, as the case may be, shall furnish to each Additional Insured a certification of all required insurance policies in form reasonably satisfactory to the Additional Insureds.  Such certification shall be executed by each insurer or by an authorized representative of each insurer where it is not practicable for such insurer to execute the certificate itself.  Such certification shall identify the insureds, the type of insurance, the insurance limits, the risks covered thereby and the policy term and shall specifically state that any special provisions enumerated for such insurance herein are provided by such insurance policy.  Lessor or Lessee, as the case may be, shall certify that the premiums on all such policies have been paid in full for the current year or will be paid when due.  Upon request, Lessor or Lessee, as the case may be, will promptly furnish to each Additional Insured copies of all insurance policies, binders and cover notes or other evidence of such insurance relating to the Leased Facility.

0.4

Reports.  No later than 15 days prior to the expiration date of any insurance policy required to be carried or maintained by the Parties pursuant to Schedule 11.3, Lessor or Lessee, as the case may be, shall furnish to each Additional Insured:  (a) a certificate of insurance with respect to the renewal of each policy, evidencing payment of premium therefor or accompanied by other proof of payment reasonably satisfactory to the other Party; or (b) in lieu thereof, an Officer’s Certificate reasonably satisfactory to the other Party describing the status of renewal of such insurance, and as soon as they are available, the certificates described in clause (a) above.

0.5

Additional Insurance.  At any time, an Additional Insured may, at its own expense and for its own account, carry insurance with respect to its interest in the Leased Facility; provided that the Additional Insured’s insurance does not interfere with Lessor’s or Lessee’s ability to obtain insurance with respect hereto.  Any insurance payments received from insurance maintained by an Additional Insured pursuant to the previous sentence shall be retained by such Additional Insured without reducing or otherwise affecting Lessor’s or Lessee’s obligations under this Schedule 11.3.

0.6

Event of Loss; Event of Total Loss.  Lessee and Lessor shall cooperate and consult with each other (and, where applicable, with the State as co-owner of the Facility) in all matters pertaining to the settlement or adjustment of any and all claims and demands for damages on account of any Event of Loss or Event of Total Loss or the settlement, compromise or arbitration of any claim with respect to an Event of Loss or Event of Total Loss.  Neither Lessee nor Lessor shall settle, or consent to the settlement of, any proceeding arising out of any Event of Loss or Event of Total Loss, without the prior written consent of the other.

0.7

Application of Loss Proceeds.

(a)

All Loss Proceeds in respect of Events of Loss or Events of Total Loss received by or on behalf of the Parties with respect to the events occurring prior to the Commercial Operation Date shall be paid as the Lessor shall direct in writing for application toward the replacement, restoration or repair of the Leased Facility by Lessor, or otherwise in accordance with the terms and conditions of the Facility Lease and the other Lease Documents.

(b)

All Loss Proceeds in respect of Events of Loss received by or on behalf of the Parties during the Lease Term, shall, provided no Lessee Event of Default has occurred and is continuing, be paid to the account of Lessee as Lessee shall from time to time direct in writing for application toward the replacement, restoration or repair of the Leased Facility by Lessee or otherwise in accordance with the terms and conditions of the Facility Lease and the other Lease Documents.

(c)

All Loss Proceeds in respect of Events of Total Loss or, if a Lessee Event of Default has occurred and is outstanding, Events of Loss received by or on behalf of the Parties during the Lease Term, shall be paid to the account of Lessor as Lessor shall from time to time direct in writing in accordance with the terms and conditions of the Facility Lease and the other Lease Documents.

0.1

Lender Requirements.  Notwithstanding any provision to the contrary contained in the Facility Lease or any other Lease Document, all of the insurance requirements (including application of Loss Proceeds) set forth in Section 2.4, Article 11, this Schedule 11.3 and any other insurance requirements (including application of Loss Proceeds) set forth in the Lease Documents shall remain subject, in all respects, to the requirements of the Lenders, if any.

ARTICLE 1
INSURANCE UNTIL THE COMMERCIAL OPERATION DATE

1.1

Coverage.  Lessor shall carry or cause to be carried (including through its contractors or subcontractors), and shall maintain or cause to be maintained (including through its contractors or subcontractors) at all times until the Commercial Operation Date the following insurance coverage:

(a)

Builder’s Risk.  All-risk builder’s risk insurance, including coverage for physical loss or damage (including removal of wreckage/debris) to the Leased Facility (including all property associated with the construction of the Leased Facility, including property in transit, on the job site, or at off-site storage locations) covering fabrication, building, commissioning, testing and start-up activities, written on a full replacement cost basis and in an amount equal to the full replacement value of the Leased Facility;

(b)

Commercial General Liability/Umbrella.  Commercial general liability insurance or its equivalent with the following minimum coverage limits:  (i) $1,000,000 per occurrence; and (ii) $2,000,000 general aggregate, and commercial umbrella or excess insurance with limits of not less than $25,000,000 per occurrence/general aggregate.  Such coverage must include, as scheduled policies, the Employer’s Liability Insurance, Commercial General Liability Insurance (including completed operations) and Automobile Liability Insurance described in this Article;

(c)

Workers’ Compensation and Employer’s Liability.

(i)

Worker’s Compensation insurance in compliance with the applicable Laws (including self-insurance orders) of each relevant State;

(ii)

Employers’ liability insurance coverage limits of not less than $1,000,000 each accident for bodily injury by accident, $1,000,000 each employee for bodily injury by disease, and $1,000,000 disease aggregate;

(d)

Automobile Liability.  Automobile liability insurance, and, if necessary, commercial umbrella or excess insurance for any auto including owned (if any), or non-owned and hired vehicles with combined single limits for bodily injury/property damage not less than $1,000,000 per accident; and

(e)

Other.  Such other insurance as it is required to maintain pursuant to the provisions of any other Lease Document.

1.2

Independent Contractor Coverages.  When Lessor obtains the services of an independent contractor for any services associated with construction of the Leased Facility, Lessor shall cause such independent contractor to obtain and maintain similar coverage as appropriate for the scope of contract work to be performed.

1.3

Alternative Coverages.  Lessor may satisfy its insurance obligations under this Article through an owner controlled insurance program as long as such program includes the coverages provided herein.

ARTICLE 2
LEASE TERM INSURANCE

2.1

Coverage.  Lessee shall carry or cause to be carried no later than 30 days prior the Commercial Operation Date and shall maintain or cause to be maintained at all times during the Lease Term the following insurance coverage:

(a)

Property and Boiler and Machinery.  All-risk property and boiler and machinery insurance, covering physical loss or damage to the Leased Facility including the coverage described below:

(i)

Commercial property insurance which at a minimum covers the perils insured under an Insurance Services Office special causes of loss form (or its equivalent) commonly referred to as “all-risk” including fire and extended coverage and collapse;

(ii)

Comprehensive boiler and machinery coverage including electrical malfunction, electrical and mechanical breakdown and boiler explosion;

(iii)

Extra and expediting expenses coverage;

(iv)

Flood and earthquake coverage to the extent available on commercially reasonably terms;

(v)

Coverage shall be written on a full replacement cost basis;

(vi)

The insurance shall contain a valid agreed amount endorsement or equivalent eliminating any co-insurance penalty; and

(vii)

The policy shall be subject to a reasonable deductible which shall be the absolute responsibility of Lessee;

(b)

Commercial General Liability/Umbrella.  Commercial general liability insurance or its equivalent with the following minimum coverage limits:  (i) $1,000,000 per occurrence; and (ii) $2,000,000 general aggregate, and, if necessary, commercial umbrella or excess insurance with a total limit of not less than $25,000,000 per occurrence/general aggregate.  Such coverage must include, as scheduled policies, the Employer’s Liability Insurance, Commercial General Liability Insurance (including completed operations) and Automobile Liability Insurance described in this Article;

(c)

Workers’ Compensation and Employer’s Liability.

(i)

Worker’s Compensation insurance in compliance with the applicable Laws (including self-insurance orders) of each relevant State; and

(ii)

Employers’ liability insurance coverage limits of not less than $1,000,000 each accident for bodily injury by accident, $1,000,000 each employee for bodily injury by disease, and $1,000,000 disease aggregate;

(d)

Automobile Liability.  Automobile liability insurance, and, if necessary, commercial umbrella or excess insurance for any auto including owned (if any), or non-owned and hired vehicles with combined single limits for bodily injury/property damage not less than $1,000,000 per accident; and

(e)

Other.  Lessee shall self-insure against (i) any coverage required in Section 3.1(a) hereof which is not available or not available on commercially reasonable terms (including in respect of flood, earthquake and terrorism), (ii) any deductibles, and (iii) any other coverage restrictions which result in Loss Proceeds being less than the then aggregate principal amount of all outstanding financing the proceeds of which are used by Lessor to construct, improve or modify the Leased Facility and any breakage costs associated therewith, and such self-insured amounts shall be payable as proceeds in accordance with Section 1.10 hereof, Lessee shall maintain or cause to be maintained such other insurance as it is required to maintain pursuant to the provisions of any other Lease Document.

2.2

Independent Contractor Coverages.  When Lessee obtains the services of an independent contractor for any services associated with the Leased Facility, Lessee shall cause such independent contractor to obtain and maintain in full force and effect:

(a)

Commercial general liability insurance coverage with the following minimum coverage limits:  (i) $1,000,000 per occurrence; and (ii) $2,000,000 general aggregate, and, if necessary, commercial umbrella or excess insurance with a total limit of not less than $5,000,000 per occurrence/general aggregate; which includes premises/operation, products/completed operation, broad form property damage, advertising injury and personal injury;

(b)

Worker’s Compensation insurance in compliance with the applicable Laws of each relevant State; and

(c)

Employer’s liability insurance coverage with limits of not less than $1,000,000 each accident for bodily injury by accident, $1,000,000 each employee for bodily injury by disease, and $1,000,000 disease aggregate;

(d)

Automobile insurance for any auto including all owned (if any), non-owned and hired vehicles with minimum limits of $1,000,000 per accident;

all with the minimum limits set forth above or with other limits (including, if appropriate, commercial umbrella as excess coverage) appropriate for the scope of contract work to be performed and in accordance with Good Utility Practice.

SCHEDULE 12.1
TO THE FACILITY LEASE

SELECTION OF INDEPENDENT APPRAISER AND INDEPENDENT ENGINEER

Whenever an Independent Appraiser or Independent Engineer is to be selected pursuant to the terms of the Facility Lease, the following provisions shall apply:

(a)

Lessor shall, within 30 days of the event giving rise to the requirement for an Independent Appraiser or Independent Engineer, submit to the Lessee, with a copy to the PSCW, a written list of proposed appraisers or engineers, as the case may be.

(b)

Lessee shall select one of the individuals or firms from Lessor's list and give written notice thereof to the Lessor and the PSCW.  The PSCW shall either approve the individual or firm selected by Lessee or choose a different individual or firm from Lessor’s list (the “Independent Appraiser” or “Independent Engineer” as applicable) shall then perform the requested services as required pursuant to the Facility Lease.

RENEWAL RENT

Renewal Rent for each calendar month during the first Renewal Term shall be calculated as follows:

RR      =  50% *  (RRLF% * (1 + RRLF%)bt* AALF * MARBA)

(1 + RRLF%)bt - 1

      x

 + 50%*  å   RRIBT%i * (1 + RRIBT%i)rmbt* IBTi * MARBA

   i =1               (1 + RRIBT%i)rmbt- 1

     y

+ å  RRRTPI%j * (1 + RRRTPI%j)f* RTPIj * MARBA

     j =1                (1 + RRRTPI%j)f - 1

     w

+ å  RRIFRT%k * (1 + RRIFRT%k)rmfrt* IFRTk * MARBA

   k =1              (1 + RRIFRT%k)rmfrt– 1

      z

+ å  RRFRTPI%l * (1 + RRFRTPI%l)s* FRTPIl * MARBA

     l =1                (1 + RRFRTPI%l)s- 1

+ RRIUC * IUC

+ MMF

+ PPA

- ATC

SCHEDULE 12.2
TO THE FACILITY LEASE

RENEWAL RENT

Renewal Rent for each calendar month during the second Renewal Term shall be calculated as follows:

RR      = 15% *  (RRLF% * (1 + RRLF%)bt* AALF * MARBA)

 (1 + RRLF%)bt- 1

                        x

+ 15% *  å  RRIBT%i * (1 + RRIBT%i)rmbt* IBTi * MARBA

               i =1

(1 + RRIBT%i)rmbt - 1

      y

+ 50% *  å  RRRTPI%j * (1 + RRRTPI%j)f * RTPIj * MARBA

                 j =1

(1 + RRRTPI%j)f - 1

 w

+ 50% * å  RRIFRT%k * (1 + RRIFRT%k)rmfrt* IFRTk * MARBA

              k =1

(1 + RRIFRT%k)rmfrt - 1

     z

+ å  RRFRTPI%l * (1 + RRFRTPI%l)s* FRTPIl * MARBA

     l =1

(1 + RRFRTPI%l)s- 1

     a

+ å  RRISRT%m * (1 + RRISRT%m)rmsrt * ISRTm * MARBA

   m =1

(1 + RRISRT%m)rmsrt– 1

b
+ å  RRSRTPI%n * (1+RRSRTPI%n)t* SRTPIn * MARBA

   n=1

(1+RRSRTPI%n)t- 1

 + RRIUC * IUC

 + MMF

+ PPA

- ATC

RENEWAL RENT

Renewal Rent for each calendar month during the third Renewal Term shall be calculated as follows:

RR      = 15%*   (RRLF% * (1 + RRLF%)bt* AALF * MARBA)

 (1 + RRLF%)bt - 1

      x

+ 15% *  å  RRIBT%i * (1 + RRIBT%i)rmbt * IBTi * MARBA

   i =1                (1 + RRIBT%i)rmbt- 1

     y

+ 15% * å  RRRTPI%j * (1 + RRRTPI%j)f * RTPIj * MARBA

   j =1                 (1 + RRRTPI%j)f - 1

    w

+ 15% * å  RRIFRT%k * (1 + RRIFRT%k)rmfrt * IFRTk * MARBA

  k =1               (1 + RRIFRT%k)rmfrt- 1

     z

+ 50% * å  RRFRTPI%l * (1 + RRFRTPI%l)s* FRTPIl * MARBA

   l =1                 (1 + RRFRTPI%l)s- 1

    a

+ 50% * å  RRISRT%m * (1 + RRISRT%m)rmsrt* ISRTm * MARBA

 m =1               (1 + RRISRT%m)rmsrt – 1

b

+ å  RRSRTPI%n * (1+RRSRTPI%n)t *SRTPIn * MARBA

    n =1                       (1+RRSRTPI%n)t - 1

     c

+ å  RRITRT%o * (1 + RRITRT%o)rmtrt * ITRTo * MARBA

   o =1              (1 + RRITRT%o)rmtrt - 1

 + RRIUC * IUC

 + MMF

+ PPA

-  ATC

RENEWAL RENT

Terms defined in Schedule 5.1 to the Facility Lease shall have the same meanings as set forth therein.  In addition:

RR  =

Renewal Rent for such month (in $);

IFRTk  =

Lessor-financed Improvements (other than a Late Term Improvements) deemed complete and in service during the first Renewal Term, which equals the aggregate project costs and expenses incurred by or on behalf of Lessor to construct such Improvement (in $);

RRIFRT%k =

Rate of Return on IFRTk (monthly), which equals the product of (a) 1/12 and (b) the sum of (i) an amount equal to the product of (A) 0.53 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) 0.47 and (B) the Applicable Cost of Debt (in %);

rmfrt =

the lesser of (a) the number of months in the useful life of an Improvement (or property unit of which it is a part), or (b) the remaining number of months in the first Renewal Term after the month in which the respective Improvement (other than a Late Term Improvement) is placed in service;

w =

the total number of Improvements (other than a Late Term Improvement) made to the Leased Facility during the first Renewal Term that are deemed complete and in service during such Renewal Term;

k =

a Improvement to the Leased Facility made in the first Renewal Term that is deemed complete and in service during such month;

PPA =

Prior Period Adjustments due to, for such month, which equals any adjustments (other than ATC), to RR in such month, including Pre-Tax Return on Equity retroactive tax rate changes (in $);

FRTPIl =

Lessor-financed Late Term Improvements which is constructed and deemed complete and in-service during the first Renewal Term which equals the aggregate project costs and expenses incurred by or on behalf of Lessor up to and including such month to construct such Late Term Improvement (in $) ;

RRFRTPI%l =

Rate of Return on FRTPIl (monthly), if any, which equals the product of (a) 1/12 and (b) the sum of (i) an amount equal to the product of (A) 0.53 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) 0.47 and (B) the Applicable Cost of Debt (in %);

s =

the sum of the remaining number of months in the first Renewal Term after the month in which the respective Improvement is deemed complete and in-service, plus the total number of months in the second Renewal Term;

z =

the total number of Lessor-financed Late Term Improvements deemed complete and in-service during the first Renewal Term;

l =

Lessor-financed Late Term Improvement, if any, deemed complete and in-service during the first Renewal Term;

ISRTm =

Lessor-financed Improvement (other than a Late Term Improvement) deemed complete and in-service during the second Renewal Term, which equals the aggregate project costs and expenses incurred by or on behalf of Lessor to construct such Improvement (in $);

RRISRT%m =

Rate of Return on ISRTm (monthly), if any, which equals the product of (a) 1/12 and (b) the sum of (i) an amount equal to the product of (A) 0.53 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) 0.47 and (B) the Applicable Cost of Debt (in %);

rmsrt =

the lesser of (a) the number of months in the useful life of the respective Improvement (or property unit of which it is a part) and (b) the number of months remaining in the second Renewal Term after the month in which the respective Improvement is deemed complete and in-service;

a =

the total number of Lessor-financed Improvements (other than a Late Term Improvement) deemed complete and in-service during the second Renewal Term;

m =

Lessor-financed Improvements (other than a Late Term Improvement), if any, deemed complete and in-service during the second Renewal Term;

SRTPIn =

Lessor-financed Late Term Improvement which is constructed and deemed complete and in-service during the second Renewal Term which equals the aggregate project costs and expenses incurred by or on behalf of Lessor up to and including such month to construct such Late Term Improvement (in $);

RRSRTPI%n =

Rate of Return on SRTPIn (monthly), if any, which equals the product of (a) 1/12 and (b) the sum of (i) an amount equal to the product of (A) 0.53 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) 0.47 and (B) the Applicable Cost of Debt (in %);

t =

the sum of the remaining number of months in the second Renewal Term after the month in which the respective Late Term Improvement is deemed complete and in-service, plus the total number of months in the third Renewal Term;

b =

the total number of Lessor-financed Late Term Improvements deemed complete and in-service during the second Renewal Term;

n =

Lessor-financed Late Term Improvements, if any, deemed complete and in-service during the second Renewal Term;

ITRTo =

Lessor-financed Improvement deemed complete and in-service during the third Renewal Term, which equals the aggregate project costs and expenses incurred by or on behalf of Lessor to construct such Improvement (in $);

RRITRT%o =

Rate of Return on ITRTo (monthly), if any, which equals the product of (a) 1/12 and (b) the sum of (i) an amount equal to the product of (A) 0.53 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) 0.47 and (B) the Applicable Cost of Debt (in %);

rmtrt =

the lesser of (a) the number of months in the useful life of the respective Improvement (or property unit of which it is a part) and (b) the number of months remaining in the third Renewal Term;

c =

the total number of Lessor-financed Improvements deemed complete and in-service during the third Renewal Term;

o =

Lessor-financed Improvements, if any, deemed complete and in-service during the third Renewal Term;

ANNEX A TO SCHEDULE 12.1
TO THE FACILITY LEASE

SAMPLE BASIC RENT CALCULATION: FIRST RENEWAL TERM

Example: Basic Rent in Year 4 of first 5-year renewal term.  Assumes additional Improvements and changing debt costs.

Improvements Discounted at 50% of Original Lease Amount:

AALF	$108,916,203	Approved Amount (for illustrative purposes only)
RRLF%	1.124%	Monthly rate of return on AALF
bt	360	Number of months in Base Term (30 years * 12)
IBT	$1,000,000	Improvements deemed complete and in-service at end of Year 20
RRIBT%	1.167%	Monthly Rate of Return on Improvements (debt cost of 7.0%)
rmbt	120	Number of months remaining in Base Term (10 years * 12) at time Improvements made
MARBA	99.864%	Monthly Average Rate Based Adjustment
Discount	50%	Reduction to Basic Rent for the AALF and IBT Investments

Renewal Rent: $630,049

Renewal Rent for Late Term Improvements During Base Term:

RRRTPI	$10,000,000	Late Term Improvements deemed complete and in-service at end of Year 25
RRRTPI%	1.108%	Monthly Rate of Return on Late Term Improvements (debt cost of 5.5%)
f	120	Number of months remaining in Base Term (5 year * 12 months) plus renewal term (5 years * 12 months)
MARBA	99.864%	Monthly Average Rate Base Adjustment

Renewal Rent Adder: $150,864

Improvements During the First Renewal Period

IFRT	$500,000	Improvements Under Construction
RRIFRT%	1.167%	Monthly Rate of Return on Improvements Under Construction (debt cost of 7.0%)
rmfrt	36	Remainder of first renewal term when Improvements placed in-service
MARBA	99.864%	Monthly Average Rate Base Adjustment

Renewal Rent Adder: $17,066

Late Term Improvements During First Renewal Period

FRTPI	$5,000,000	Late Term Improvements made during first renewal period
RRFRTPI%	1.206%	Monthly Rate of Return on Late Term Improvements made during the First Renewal Period (debt cost of 8.0%)
s	84	Periods in first renewal period (24 months) & the second renewal period (60 months)
MARBA	99.864%	Monthly Average Rate Base Adjustment

Monthly Payment Adder: $94,880

Improvements Under Construction

IUC	$250,000	Improvements Under Construction
RRIUC%	1.128%	Monthly Rate of Return on Improvements Under Construction (debt cost of 6.0%)

Monthly Payment Adder: $2,819

Monthly First Renewal Rent in Year 34 Before Other Adjustments: $895,679

Other Adjustments

MMF	$4,000	Monthly Management Fee
PPA	$0	Prior Period Adjustments
DRC	$764	Demolition & Removal Costs
ATC	$0	Allowable Tax Credits

Total Monthly Basic Rent in Year 25: $ 902,953

ANNEX A TO SCHEDULE 12.1
TO THE FACILITY LEASE

SAMPLE BASIC RENT CALCULATION: SECOND RENEWAL TERM

Example: Basic Rent in Year 4 of second 5-year renewal term.  Assumes additional improvements and changing debt costs.

Improvements Discounted at 15% of Original Lease Amount:

AALF	$108,916,203	Approved Amount (for illustrative purposes only)
RRLF%	1.124%	Monthly rate of return on AALF
bt	360	Number of months in Base Term (30 years * 12)
IBT	$1,000,000	Improvements deemed complete and in-service (placed in-service in Year 20)
RRIBT%	1.167%	Monthly Rate of Return on Improvements placed into service during the initial base term (debt cost of 7.0%)
rmbt	120	Number of months remaining in Base Term (10 years * 12) when Improvements made during the base term were placed into service
MARBA	99.864%	Monthly Average Rate Based Adjustment
Discount	15%	% of Basic Rent charged monthly during renewal period

Renewal Rent: $189,015

Improvements Discounted at 50% of Original Lease Amount:

RTPI	$10,000,000	Late Term Improvements made during the base term that were deemed complete and in-service at end of Year 25
RRRTPI%	1.108%	Monthly Rate of Return on Late Term Improvements (debt cost of 5.5%)
f	120	Number of months remaining in Base Term (5 year * 12 months) plus renewal term (5 years * 12 months)
IFRT	$500,000	Improvements placed in service during the first renewal term
RRIFRT%	1.167%	Monthly Rate of Return on Improvements placed in service during the first renewal term (debt cost of 7.0%)
rmfrt	36	Remainder of first renewal term in months
Discount	50%	% of original rent payment for RRRTPI and IFRT improvements charged during the first renewal period
MARBA	99.864%	Monthly Average Rate Based Adjustment

Renewal Rent Adder: $83,965

Late Term Improvements from First Renewal Period

FRTPI	$5,000,000	Late Term Improvements made during first renewal period
RRFRTPI%	1.206%	Monthly Rate of Return on Late Term Improvements made during the first renewal period (debt cost of 8.0%)
s	84	Periods in first renewal period (24 months) & the second renewal period (60 months)
MARBA	99.864%	Monthly Average Rate Based Adjustment

Renewal Rent Adder: $94,880

Renewal Lease Adder Before New Improvements and Adjustments: $367,860

Improvements During Second Renewal Period

ISRT	$250,000	Improvements placed in service during the second renewal period
RRISRT%	1.089%	Monthly Rate of Return on Improvements in the second renewal period (debt cost of 5.0%)
rmsrt	24	Remainder of second renewal period
MARBA	99.864%	Monthly Average Rate Based Adjustment

Renewal Rent Adder: $11,877

Late Term Improvements During Second Renewal Period

SRTPI	$4,000,000	Late Term Improvements initiated in the second renewal period.
RRSRTPI%	1.069%	Monthly Rate of Return on Late Term Improvements in the second renewal period (debt cost of 4.5%)
t	72	Periods in first renewal period (12 months) & the second renewal period (60 months)
MARBA	99.864%	Monthly Average Rate Based Adjustment

Renewal Rent Adder: $79,824

Improvements Under Construction

IUC	$25,000	Improvements Under Construction
RRIUC%	1.128%	Monthly Rate of Return on Improvements Under Construction (debt cost of 6%)

Monthly Payment Adder for Improvements Under Construction: $282

Monthly First Renewal Rent in Year 34 Before Other Adjustments: $459,560

Other Adjustments

MMF	$4,000	Monthly Management Fee
PPA	$0	Prior Period Adjustments
DRC	$2,951	Changes to Demolition & Removal Costs
ATC	$0	Allowable Tax Credits

Total Monthly Basic Rent in Year 39: $466,512

SAMPLE BASIC RENT CALCULATION: THIRD RENEWAL TERM

Example: Basic Rent in Year 4 of third 5-year renewal term.  Assumes additional improvements and changing debt costs.

Improvements Discounted at 15% of the Original Lease Amount:

AALF	$108,916,203	Approved Amount (for illustrative purposes only)
RRLF%	1.124%	Monthly rate of return on AALF
bt	360	Number of months in Base Term (30 years * 12)
IBT	$1,000,000	Improvements deemed complete and in-service at end of Year 20
RRIBT%	1.167%	Monthly Rate of Return on Improvements (debt cost of 7.0%)
rmbt	120	Number of months remaining in Base Term (10 years * 12)
RTPI	$10,000,000	Late Term Improvements deemed complete and in-service at end of Year 25
RRRTPI%	1.108%	Monthly rate of return on Late Term Improvements (debt cost of 5.5%)
f	120	Number of months remaining in Base Term (5 year * 12 months) plus renewal term (5 years * 12 months)
IFRT	$500,000	Improvements during the first renewal term
RRIFRT%	1.167%	Monthly Rate of Return on Improvements (debt cost of 7.0%)
rmfrt	36	Remainder of first renewal term
MARBA	99.864%	Monthly Average Rate Based Adjustment
Discount	15%	% of Basic and renewal rent charged during the second renewal period for AALF, IBT, RTPI and IFRT

Renewal Rent: $214,204

Improvements Discounted at 50% of Original Lease Amount:

FRTPI	$5,000,000	Late Term Improvements made during the first renewal period
RRFRTPI%	1.206%	Monthly Rate of Return on Late Term Improvements (debt cost of 8.0%)
s	84	Periods in First Renewal Period (24 months) & the second renewal period (60 months)
ISRT	$250,000	Improvements during the second renewal period
RRISRT%	1.089%	Monthly Rate of Return on Improvements in the second renewal period (debt cost of 5.0%)
rmsrt	24	Remainder of first renewal period
Discount	50%	Reduction to Basic Rent for the RRRTPI and IFRT improvements

Renewal Rent Adder: $53,378

Late Term Improvements from the Second Renewal Period:

SRTPI	$4,000,000	Late Term Improvements made during the second renewal period
RRSRTPI%	1.069%	Monthly Rate of Return on Late Term Improvements in the second renewal period (debt cost of 4.5%)
t	72	Periods in first renewal period (12 months) & the second renewal period (60 months)

Renewal Rent Adder: $79,824

Improvements During Third Renewal Period

ITRT	$100,000	Improvements completed during the third renewal period
RRITRT%	1.089%	Monthly Rate of Return on Improvements completed in the third renewal period (debt cost of 5.0%)
rmtrt	24	Remainder of months third renewal term

Renewal Rent Adder: $4,751

Improvements Under Construction

IUC	$2,500	Improvements Under Construction
RRIUC%	1.128%	Monthly Rate of Return on Improvements Under Construction (debt cost of 6.0%)

Monthly Payment Adder for Improvements Under Construction: $28

Monthly Renewal Rent in Year 44 Before Other Adjustments: $352,185

Other Adjustments

MMF	$4,000	Monthly Management Fee
PPA	$0	Prior Period Adjustments
DRC	$208	Demolition & Removal Costs
ATC	$0	Allowable Tax Credits

Total Monthly Basic Rent in Year 44: $356,185

SCHEDULE 17.2
TO THE FACILITY LEASE

TAX INDEMNITY

ARTICLE 3
DEFINITIONS

Capitalized words and phrases used in this Schedule 17.2 not otherwise defined in this Article I shall have the meaning set forth in Schedule 1 of the Facility Lease.

“ABA Standards” shall have the meaning set forth in Section 3.3.

“Adjustment Notice” shall have the meaning set forth in Section 5.1.

“After Tax Basis” shall mean on a basis such that any payment to be received or receivable by Lessor is supplemented by a further payment or payments (the “Gross-Up” as defined in Section 4.2(a) of this Schedule 17.2) to Lessor so that the sum of all such payments, after deducting all Taxes (taking into account any related current credits or current deductions) payable by Lessor in respect of the receipt or accrual of such amount under any law or Governmental Authority, is equal to the payment due to Lessor, provided, that for these purposes, Lessor shall be assumed to be taxable as a Subchapter C corporation for federal income tax purposes subject to tax at the highest marginal rate(s) applicable to such taxpayers with respect to the amounts in question.

“Applied Amount” shall have the meaning set forth in Section 5.4.

“Appraisal” shall mean the report with respect to the Leased Facility pursuant to Section 3.4(b) thereof.

“Code” shall have the meaning set forth in Section 3.1(b).

“Final Determination” shall mean: (a) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final after all allowable appeals by either party to the action have been exhausted or the time for filing such appeals has expired; (b) a closing agreement entered into in connection with an administrative or judicial proceeding and with the consent of Lessee or as permitted by Section 5.3; (c) the expiration of the time for instituting suit with respect to the claimed deficiency; or (d) the expiration of the time for instituting a claim for refund, or if such a claim was filed, the expiration of the time for instituting suit with respect thereto.

“Gross-up” shall have the meaning set forth in Section 4.2(a).

“Inclusion Event” shall have the meaning set forth in Section 3.3.

“Lessee Act” shall have the meaning set forth in Section 3.3.

“Lessee Person” shall have the meaning set forth in Section 3.2(c).

“Lessor” shall have the same meaning set forth in the Facility Lease, provided, however, that so long as Lessor is disregarded as an entity separate from its owner for the purposes of any Tax or by any Governmental Authority, then the term “Lessor” shall include any person treated as the owner of Lessor’s assets, liabilities, income, gains and losses for federal income tax purposes.

“Member” shall have the meaning set forth in Section 3.1(b).

“Reasonable Basis” shall have the meaning set forth in Section 3.3.

“Tax Assumptions” shall have the meaning set forth in Section 3.1.

“Tax Savings” shall have the meaning set forth in Section 4.3.

ARTICLE 4
GENERAL TAX INDEMNITY

4.1

Indemnity Obligation.  Except as otherwise provided herein, Lessee shall pay, and shall indemnify and hold harmless on an After-Tax Basis Lessor from and against, any and all Taxes, however imposed, whether levied or imposed upon Lessor, Lessee, or the Leased Facility or any part thereof, by any Governmental Authority relating to:

(a)

the Leased Facility or any interest therein;

(b)

the acquisition, manufacture, purchase, ownership, delivery, nondelivery, redelivery, transport, location, lease, sublease, hire, assignment, alteration, improvement, possession, repossession, presence, use, replacement, substitution, operation, insurance, installation, modification, rebuilding, overhaul, condition, storage, maintenance, repair, acceptance, sale, return, abandonment, preparation, transfer of title, or other disposition of the Leased Facility or any part or any interest in any of the foregoing;

(c)

the execution, delivery, or performance of any of the Lease Documents or any future amendment, supplement, waiver, or consent thereto (requested or consented to by Lessee or in connection with a Lessee Event of Default), or any of the transactions contemplated thereby, or any proceeds or payments or amounts payable under any thereof; or

(d)

otherwise with respect to or in connection with the transactions contemplated by the Lease Documents.

4.2

Exclusions to Indemnification.  Notwithstanding the foregoing, Lessee shall not be obligated to pay or indemnify Lessor for any Taxes to the extent such Taxes are attributable to the following:

(a)

Taxes imposed on Lessor by a Governmental Authority, by withholding or otherwise based on, or measured by or with respect to net or gross income, net or gross receipts, minimum tax, capital, franchise, net worth, excess profits, value added, or conduct of business taxes, capital gains taxes, excess profits taxes, minimum and/or alternative minimum taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate or other similar taxes, in each case however denominated, other than any such Taxes which are in the nature of sales, use, license, ad valorem, transfer, property or similar taxes, or value added taxes (except to the extent such value added taxes are imposed in direct and clear substitution for an income tax);

(b)

Taxes imposed with respect to any period following the later of (x) the expiration or earlier termination of the Facility Lease, or (y) the payment by Lessee of all amounts due and payable under the Lease Documents;

(c)

Taxes to the extent resulting from a breach by Lessor of any of its covenants, representations or warranties under the Lease Documents;

(d)

Taxes imposed as a result of Lessor’s transfer or other disposition of (i) all or a portion of its interest in the Lease Documents, the Leased Facility or any part thereof, or (ii) any interest in Lessor, other than, in each case, a transfer or disposition pursuant to an exercise of remedies pursuant to Article 15 of the Facility Lease during the continuation of a Lessee Event of Default, the termination of the Facility Lease upon Lessee’s exercise of its options pursuant to Article 12 of the Facility Lease, or a substitution, loss or modification of the Leased Facility;

(e)

Taxes to the extent resulting from the gross negligence or willful misconduct of Lessor (other than gross negligence imputed to Lessor solely by reason of its interest in the Leased Facility);

(f)

Taxes subject to indemnification by Lessee pursuant to Article 3 (or indemnifiable but for an exclusion therein);

(g)

Taxes resulting from the failure of Lessor to provide, at the request of Lessee, any certification, documentation, or other evidence required as a condition to the allowance of a reduction in such Tax, which, if properly complied with, would have resulted in an exemption from, or a reduced rate of such Tax but only if Lessor was eligible to comply with such requirement and Lessor has determined in good faith that compliance with such requirements would not have a materially adverse effect on Lessor or any of its affiliates;

(h)

Taxes consisting of interest, penalties, or additions to tax imposed on Lessor as a result of a failure of Lessor to file any return, tax report or statement properly or timely, unless such failure is caused by Lessee’s failure to fulfill its obligations, if any, to provide such information required under Section 2.3 or Section 2.4;

(i)

the failure of Lessor to contest a claim in accordance with the contest provisions herein to the extent Lessee’s ability to contest a claim is adversely affected in any material respect;

(j)

Taxes arising as a result of the failure of Lessor (or transferee thereof) to be a “United States person” (as defined in § 7701(a)(30)) of the Code;

(k)

Taxes that result from, or arise out of, or are attributable to the imposition of any Taxes pursuant to ERISA or Section 4975 of the Code;

(l)

Taxes that are attributable to the situs of organization or incorporation, place of management or control, a place of business, or a permanent establishment of Lessor, in each case, other than as a result of (i) the execution and delivery of the Lease Documents, (ii) the transactions contemplated by the Lease Documents; or (iii) the use, location or operation of the Facility (or any part thereof); or

(m)

Taxes to the extent liability for such Tax could have been reduced or provided through “prudent” action, as defined by Wisc. Public Serv. Corp. v. Public Serv. Comm., 156 Wis. 2d 611 (Ct. App 1990), and as may be interpreted from time to time.

4.3

Reports and Returns.  If any report or return is required to be made with respect to Taxes that are Lessee’s obligations under Section 2.1, Lessee shall, at its sole expense, in a timely and proper fashion, (x) to the extent required or permitted by law, make and file in its own name such return or report (except for any such report or return that any Lessor has notified Lessee that such Lessor intends to file), and (y) in the case of any such return or report required to be made in the name of any Lessor, inform Lessor of such fact and prepare such return or report for filing by Lessor in a manner reasonably acceptable to Lessor or, where such return or report is required to reflect items in addition to any obligations of Lessee under or arising out of the Taxes described in Section 2.1, provide Lessor with information sufficient to permit such return or report to be properly made with respect to any Taxes that are obligations of Lessee under Section 2.1 no later than 30 days prior to the filing date of such return or report.  Lessor shall provide to Lessee such information within Lessor’s possession or control as is reasonably necessary for Lessee to complete and file any such report or return properly, provided that Lessor shall not be required to provide Lessee with copies of its tax returns.

4.4

Receipts and Records.  Lessee shall use reasonable efforts to obtain official receipts indicating the payment of all Taxes that are subject to indemnification under Section 2.1 and that are paid by Lessee, and shall promptly on request send to Lessor each such receipt obtained by Lessee or other such evidence of payment as is reasonably acceptable to such Lessor and reasonably available to Lessee.  Within a reasonable time after Lessee receives from Lessor a written request for specified information or copies of specified records reasonably necessary to enable Lessor to fulfill its Tax filing, Tax audit or other Tax obligations or to contest Taxes imposed upon it, Lessee shall provide such information or copies of such records to the requesting party.

ARTICLE 5
INCOME TAX INDEMNITY

5.1

Tax Assumptions.  The transactions contemplated by the Lease Documents have been entered into on the basis of the following tax assumptions (the “Tax Assumptions”):

(a)

True Lease.  For purposes of federal income tax, the Facility Lease will be a “true lease” under which Lessor will be treated as the owner and lessor of the Leased Facility and Lessee will be treated as lessee thereof.

(b)

Corporate Status.  Lessor is not a separate tax-paying entity for federal income tax purposes.  Instead, Lessor is disregarded as an entity separate from its owner for federal income tax purposes.  As such, all of its income, gain, losses and deductions flow through to its sole corporate member.  Therefore, for the purposes of this Article 3, it is assumed that Lessor: (i) is a Subchapter C corporation under the Internal Revenue Code of 1986, as amended (the “Code”); (ii) is subject to tax at the highest marginal rate applicable to Subchapter C corporations in effect at the time an obligation arises under Section 3.3; (iii) recognizes income, gain, credits, losses and deductions at the same time and in the same manner as its sole Member; and (iv) is not a member of an affiliated group of corporations filing a consolidated federal or state income tax return.  The assumptions in this Section 3.1(b) shall apply for both federal and state income tax purposes.

(c)

Method of Accounting.  Lessor is a calendar-year taxpayer and will report all items of income, gain, loss, deduction, or credit relating to the transactions effected by the Lease Documents using the accrual method of accounting.

(d)

Inclusions in Income.  Lessor will not be required to include any amount in gross income for federal income tax purposes in connection with the transactions effected by the Lease Documents other than: (i) Renewal Rent and Basic Rent in the amounts and periods as calculated pursuant to Schedules 12.2 and 14.1, respectively, to the Facility Lease; (ii) income realized upon the transfer of Lessor’s direct or beneficial interest in the Facility Lease or the Leased Facility or any portion thereof, other than a transfer attributable to a Lessee Event of Default; (iii) any other amounts (including Termination Value or amounts measured in respect of such value) payable on an After-Tax Basis; (iv) any warranties, refunds, damages, insurance, requisition, or condemnation proceeds received and retained by Lessor; (v) any amount payable to Lessor and specifically designated as interest or late payment charges on overdue payments; and (vi) any other amounts to the extent offset by a corresponding deduction, (the inclusion in income of any amount other than the amounts described in this Section 3.1(d) being referred to herein as an “Inclusion”).

(e)

Tax Reporting Status.  Lessor will not be subject to any minimum tax or alternative minimum tax imposed under the Code.

(f)

Tax Assumptions.  Lessee will have no liability to indemnify Lessor with respect to the Tax Assumptions contained herein.

5.2

Lessee’s Tax Representations and Covenants.  For purposes of this Article 3, Lessee hereby represents and covenants:

(a)

On the Lease Commencement Date, the Leased Facility will not require any improvements, modifications, or additions in order to be rendered complete for its intended use by Lessee and Lessee has no present intention to make any specific material non-severable improvements.

(b)

Any written information provided by Lessee to the appraiser (and identified in an Annex to this Schedule 17.2) providing the appraisal pursuant to Section 3.6 or Article 12 of the Facility Lease was, to the knowledge of Lessee, accurate at the time given.

(c)

During the Basic Term, neither Lessee nor any sublessee or user of the Leased Facility (a “Lessee Person”) (other than Lessor or its affiliates other than Lessee) will (i) make any claim (including, without limitation, filing a tax return) predicated on ownership of the Leased Facility, or take any action or position inconsistent with the Tax Assumptions or the status of Lessor as the sole owner of the Leased Facility for federal, state and local income tax purposes, or (ii) claim deductions for Basic Rent for federal, state or local income tax purposes during the Base Term for any period other than the period to which such Basic Rent is allocated pursuant to Section 5.1, unless, in the case of either (i) or (ii), such position is inconsistent with a Final Determination which is binding on Lessor or Lessee.

(d)

Purchase Options.  As of the Lease Commencement Date, neither Lessee nor any Affiliate thereof has (i) taken any action requiring or authorizing the exercise of any purchase option or renewal option described in Article 12 of the Facility Lease, (ii) made any binding decision to exercise any purchase option or renewal option described in Article 12 of the Facility Lease, or (iii) entered into any agreements with any persons concerning the exercise of any purchase option or renewal option described in Article 12 of the Facility Lease, provided, that the execution, delivery and performance of the Lease Documents in accordance with the terms thereof shall not constitute a breach of the foregoing representation.

(e)

Limited Use Property.  Neither Lessee, nor any sublessee, assignee, agent or user (other than Lessor) of the Leased Facility will construct or install on the Leased Facility any component, improvement, alteration, or addition if the construction or installation will cause the Leased Facility to constitute limited use property within the meaning of Revenue Procedure 2001-28, 2001-19 I.R.B. 1156.

(f)

Sole Remedy.  An indemnity payment hereunder shall be the only remedy for the inaccuracy of any representation or covenant set forth in this Section 3.2.  No representation or warranty of Lessee contained in any of the Lease Documents shall be construed as a representation or warranty that the Facility Lease will constitute a “true lease,” that Lessor will be treated as the tax owner of the Leased Facility, or that the Leased Facility has a specified value or economic useful life.

5.3

Indemnity Obligation.  If at any time Lessor is required by any Governmental Authority to make an Inclusion in connection with the transactions contemplated by the Lease Documents or Lessor is unable to exclude an Inclusion from its federal, state or local tax return (based upon the receipt by Lessor and Lessee not later than the filing date of the related tax return of Lessor of an opinion of independent tax counsel selected by Lessor and reasonably satisfactory to Lessee to the effect that there is no reasonable basis under the standards set forth in ABA Formal Opinion 85-352 (the “ABA Standards”) (such a basis a “Reasonable Basis”) for excluding such Inclusion (which opinion shall set forth in reasonable detail the basis for the conclusions set forth therein) or such claim would be inconsistent with a prior Final Determination of a contest and there has been no change in law or interpretation thereof after such Final Determination) as a result of any of the following:

(a)

the inaccuracy or breach of any representation of Lessee set forth above in Section 3.2 or any covenant, representation, or warranty in the Lease Documents,

(b)

any act or omission of Lessee, other than (i) the negotiation, execution or delivery of the Lease Documents, (ii) an act required or expressly permitted by the Lease Documents (other than any improvement, alteration, addition to, replacement, or temporary or permanent removal from service or retirement, modification, or substitution of the Leased Facility or any part thereof by Lessee or any Lessee Person) or (iii) any act taken by the Lessee at the request of the Lessor,

(c)

any failure by Lessee to take any action expressly required to be taken under the Lease Documents (other than a failure to take action that is requested by Lessor),

(d)

a payment of warranties, refunds, insurance proceeds or similar items, or requisition, condemnation, or similar proceeds to the extent not retained by, or applied for the benefit of Lessor,

(e)

any destruction, damage, loss, condemnation, non-use or requisition of Leased Facility or any part thereof, which does not constitute an Event of Loss or an Event of Total Loss, or

(f)

an actual payment in an amount greater than due, or prior to the due date, of any amount required to be paid by Lessee under the Lease Documents,

(each such event, a “Lessee Act”), then Lessor shall have suffered an “Inclusion Event” and Lessee shall pay to Lessor, as an indemnity a lump-sum amount which, after giving effect to the Gross-Up (as defined in Section 4.2(a)), shall be sufficient to give to Lessor the same Return on Capital that it would have had if no such Inclusion Event had occurred.  In lieu of the lump-sum payment provided for in the preceding sentence, Lessee may elect to pay the indemnity with respect to such Inclusion Event by reimbursing (on an after-tax basis) a Lessor for the taxes (together with any applicable interest, penalties and additions to tax) which such Lessor is required to pay in any calendar year as a result of the Inclusion Event as provided in Section 4.2.

5.4

Excluded Events.  Lessee shall not be required to make any payment in respect of an Inclusion Event to the extent such Inclusion results from one or more of the following events:

(a)

Lessor’s failure to properly exclude income unless Lessor shall have received a written opinion of its independent tax counsel that no Reasonable Basis exists for excluding such income (and for this purpose, such counsel may take into account the failure of Lessee to provide necessary information requested in writing by Lessor to the extent Lessee is required to provide such information);

(b)

any event which requires Lessee to pay an amount equal to or in excess of, or determined by reference to Termination Value to the extent such amount is actually paid;

(c)

the application of Code § 467 or the Treasury Regulations thereunder, other than as a result of (i) an actual payment in an amount greater than due or prior to the due date, of any amount required to be paid by Lessee under the Lease Documents or (ii) the claiming by Lessee during the Base Term of a deduction for Basic Rent for federal, state or local income tax purposes for any period other than the period to which such Basic Rent is allocated pursuant to Section 5.1 of the Facility Lease;

(d)

the imposition of any alternative minimum tax under the Code § 55;

(e)

the breach of any covenant or representation by, or the gross negligence, fraud, or willful misconduct of Lessor;

(f)

any amendment or modification to the Lease Documents that is not requested or consented to by Lessee or is not required by the Lease Documents unless, in each case, the amendment or modification is made in connection with a Lease Event of Default;

(g)

any change in Lessor’s taxable year or method of accounting or the application of the short taxable year provisions of the Code;

(h)

the failure of the Facility Lease to be treated as a “true lease” for federal income tax purposes, other than as a result of a Lessee Act;

(i)

the failure of Lessor to contest a claim in accordance with the contest provisions herein to the extent Lessee’s ability to contest a claim is adversely affected in any material respect;

(j)

the failure of Lessor to be a “United States person” (as defined in § 7701(a)(30) of the Code);

(k)

consisting of interest, penalties, or additions to tax imposed on Lessor as a result of a failure of Lessor to file any return properly or timely, unless such failure is caused by Lessee’s failure to fulfill its obligations, if any, to provide such information required hereto;

(l)

the sale of the Leased Facility to Lessee pursuant to an exercise of Lessee’s purchase options under the Facility Lease;

(m)

imposed as a result of Lessor’s transfer or other disposition of (i) all or a portion of its interest in the Lease Documents, the Leased Facility or any part thereof, or (ii) any interest in Lessor, other than, in each case, a transfer or disposition pursuant to an exercise of remedies pursuant to Section 15 of the Facility Lease during the continuation of a Lessee Event of Default;

(n)

the application of Code Section 55-58, 59A, 291, 465, 469, 501, 542, 552, 593, 851, 856, 1272, 1361 or 4975 or the regulations thereunder or the imposition of any Taxes imposed pursuant to ERISA; and

(o)

the failure of the Appraisal to be correct, except as a result of the breach or inaccuracy of the income tax representations contained in Section 3.2(a) (b) or (c) hereof.

ARTICLE 6
PAYMENTS AND GROSS-UPS

6.1

Payment Terms.

(a)

General.  Payments shall be made in immediately available funds and in United States Dollars at such bank or to such account as specified by the payee in written directives at least five Business Days prior to the due date thereof to the payor, or, if no such direction is given, by check of the payor payable to the order of the payee and mailed to the payee by certified mail, postage prepaid at its address as set forth in Section 22.4 of the Facility Lease.

(b)

Time of Payment by Lessee.  Any indemnity payment due under this Schedule 17.2 to Lessor shall be paid by Lessee within 30 days after receipt of a written demand therefor from Lessor, provided, however, Lessee shall not be required to make such payment earlier than (a) in the case of a Tax that is not being contested pursuant to Article 5, five Business Days prior to the date that Lessor files with the applicable Governmental Authority its income tax return, estimated or final as the case may be, which would first properly reflect the additional income tax that would become due as a result of an Inclusion, or in the case of a Tax indemnified under Section 2.1, the time such Tax is due or (b) in the case of an Inclusion or other Tax that is being contested pursuant to Article 5, 30 days after the date of the Final Determination of such contest.

(c)

Time of Payment by Lessor.  Any payment due by Lessor to Lessee shall be paid within 30 days after the date on which Lessor files with the applicable Governmental Authority its income tax return, estimated or final as the case may be, on which the credits, deductions, or other tax benefits giving rise to such payment could first properly be reflected or in the case of a Tax indemnified under Section 2.1, within 30 days of receipt or accrual of such refund, credit or other tax benefit.  Any payment due hereunder from Lessor to Lessee on account of the receipt of any refund of tax shall be paid within 30 days after the receipt of such refund.

6.2

Calculations of Payments and Gross-Ups.  All payments and calculations made under this Section 4.2 shall be made taking into account the assumption in Section 3.1(b) (regarding the assumption that Lessor is a C corporation for federal and state income tax purposes).

(a)

Gross-Up.  Each payment and indemnity under Section 2.1 and Section 3.3 shall be made on an After-Tax Basis.  For the purposes of this Section 4.2 and the definition of “After-Tax Basis”, “Gross-Up” means the portion of any payment due from Lessee to Lessor pursuant to Section 2.1 and Section 3.3 that is calculated to indemnify Lessor or the portion of any reverse payment from Lessor to Lessee on an After-Tax Basis.  As such, the amount payable to Lessor pursuant to Section 2.1 and Section 3.3 shall be an amount determined after (i) giving effect to any interest, penalties, or additions to tax attributable to the Tax or Inclusion Event (except for any penalties and additions to Tax excluded under Section 2.2(h) or Section 3.4(k); (ii) deducting all Taxes payable by Lessor in respect of the receipt or accrual of such amount and the amounts specified in clauses (i) and (ii) of this Section 4.2; and (iii) taking into account any Tax Savings (as defined in Section 4.3 below) resulting from such Tax or Inclusion Event, as applicable, (the net effect of items (i), (ii) and (iii), the “Gross-Up”).

(b)

Calculations.  The amount of any indemnity payable by Lessee to Lessor pursuant to Section 2.1, Section 3.3 and any Gross-Up shall be calculated on the basis of the tax detriments and benefits incurred or to be incurred (for the purposes of Section 3.3 as a result the same event giving rise to such Inclusion Event) by Lessor and such amounts shall be computed (i) for Section 2.1, at the highest marginal rate of federal income tax then in effect and the actual state or local tax rates applicable to Lessor at the time and (ii) for Section 3.3, on a notional basis in accordance with the Tax Assumptions.  Any Tax or Inclusion Event which does not result in an increase in Lessor’s federal, state and local income tax liability (or a decrease in Lessor’s refund of such income taxes) in the year of such Tax or Inclusion Event but which reduces any net operating loss, business credit, foreign tax credit carryover or other tax attribute of Lessor shall be treated as giving rise to an increase in U.S. federal, state or local income tax liability in the year for which such tax attribute if not reduced thereby would have given rise to a reduction in Lessor’s federal, state or local tax liability.  Subject to Section 6.2, all calculations with respect to the amount of any indemnity payable hereunder (whether by lump-sum payment or otherwise) shall be made initially by Lessor, and Lessor shall set forth any such amount or adjustment in a statement furnished to Lessee.  Such a statement shall accompany any notice furnished to, or demand made upon, Lessee by Lessor pursuant to this Schedule 17.2.

6.3

Reverse Indemnity.  If, as a result of a Tax indemnified under Section 2.1 herein or an Inclusion Event with respect to which an indemnity has been paid hereunder, Lessor for any taxable year realizes any credits, deductions, or other tax benefits (“Tax Savings”) not otherwise taken into account in computing any payment or indemnity by Lessee hereunder (or as a result thereof Lessor shall be entitled to a refund of income tax (or an offset against other tax liability not indemnified hereunder) or interest on such refund (or offset) taking into account the Tax Assumptions in the case of an Inclusion Event), then Lessor shall pay to Lessee the amount by which such Tax Savings reduce the federal, state or local taxes of Lessor (and the amount of any such refund, offset, or interest to which Lessor is entitled), plus a “gross-up” for any additional federal, state or local income tax savings Lessor realizes as a result of such payment (including such “gross-up”).  The amount of any Tax Savings with respect to a Tax indemnified under Section 2.1 or an Inclusion Event shall be computed on the basis of the tax benefits realized by Lessor and by using the highest marginal rate of federal income tax then in effect and the actual state and local tax rate applicable to Lessor at the time.  Lessor shall not be obligated to make any payment pursuant to this Section 4.3 while a Lessee Event of Default exists or to the extent that the amount of such payment would exceed (1) the aggregate amount of all prior payments by Lessee to Lessor pursuant to Section 2.1 and Section 3.3, as the case may be, less (2) the aggregate amount of all prior payments by Lessor to Lessee under this Section 4.3, but any such excess shall be carried forward and reduce Lessee’s obligations to make subsequent payments to Lessor pursuant to Section 2.1 or Section 3.3.  Any subsequent disallowance or loss of all or any portion of a reduction in Lessor’s tax liability which reduction was taken into account under this Section 4.3 (as a result of a redetermination of the claim giving rise to such payment by Lessor to Lessee by any taxing authority or as a result of a judicial proceeding with respect to such claim) shall be treated as a loss subject to indemnification under this Agreement without regard to Section 2.2 (other than Sections 2.2(c) or (e)) or Section 3.4 (other than Section 3.4(e)).

6.4

Lessee a Primary Obligor.  Lessee’s obligations under the indemnities provided for in this Schedule 17.2 are those of a primary obligor whether or not Lessor is also indemnified against the same matter under any other Lease Document or any other document or instrument, and Lessor seeking indemnification from Lessee may proceed directly against Lessee without first seeking to enforce any other right of indemnification.  All indemnities payable by Lessee pursuant to this Schedule 17.2 shall be treated as obligations of Lessee under the Facility Lease and shall constitute Supplemental Rent under the Facility Lease.

ARTICLE 7
CONTEST PROVISIONS

7.1

Notice.  If Lessor receives a formal written notice of a claim or, if at the conclusion of an audit by the Internal Revenue Service or other Governmental Authority, there is a proposed adjustment in any item of income, deduction or credit of Lessor, in either case, which if agreed to or accepted by Lessor would result in a Tax for which Lessor would seek indemnification from Lessee pursuant to this Schedule 17.2, then Lessor shall, (a) within 15 days prior to the date on which Lessor is required to act or (b) promptly after the conclusion of an audit, notify Lessee thereof in writing (“Adjustment Notice”).

7.2

Contest Provisions.  If requested by Lessee within 30 days after receipt of the Adjustment Notice, Lessor shall in good faith contest or (if desired by Lessor) permit Lessee to contest the validity, applicability, and amount of any proposed adjustment that would give rise to a Tax or Inclusion Event by (a) not making payment thereof for at least 30 days after providing the Adjustment Notice, unless otherwise required by applicable law or regulations, (b) not paying same except under protest, if protest is necessary and proper, or (c) if payment is made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings; provided, that (aa) in the case of an income tax contest, as a condition to the commencement of such contest, Lessor shall have received a written opinion of its independent tax counsel selected by Lessor and reasonably acceptable to Lessee to the effect that there is a Reasonable Basis for contesting such proposed adjustment, (bb) Lessor shall not be required to contest such proposed adjustment if the aggregate amount of the indemnity, on a before-tax basis, together with the amounts payable with respect to any future related claim, would be less than $25,000 in the case of an administrative contest or less than $50,000 in the case of a judicial contest, (cc) Lessee shall have agreed in writing to pay to Lessor, on demand, all reasonable out-of-pocket costs and expenses which Lessor incurs in connection with and reasonably allocable to contesting such adjustment, including all reasonable legal, accountants’, and investigatory fees and disbursements; (dd) a Lessee Event of Default shall not have occurred and be continuing (provided however, that if a Lessee Event of Default other than as a result of a payment default or bankruptcy shall exist, the foregoing restriction shall not apply if Lessee posts a bond to secure payment of amounts that will fall due in the event of an adverse resolution of the controversy), (ee) Lessor has determined, in good faith, that the contest will not result in a material risk of the loss or forfeiture of the Leased Facility (unless Lessee has provided to Lessor a bond or other sufficient protection against such risk of loss or forfeiture reasonably satisfactory to Lessor) or the imposition of criminal penalties, and (ff) Lessee shall have acknowledged, in writing, that the contest is with respect to a liability that is Lessee’s responsibility under this Schedule 17.2, provided however that such acknowledgement is not required other than to the extent the basis for the IRS’s claim is or becomes reasonably clear.

If requested by Lessee in writing, Lessor will appeal (or, if desired by Lessor, permit Lessee to appeal) any adverse judicial determination, provided, that Lessor shall receive an opinion of its independent tax counsel selected by Lessor and reasonably acceptable to Lessee to the effect that there is substantial authority under ABA Standards and within the meaning of Section 6662 of the Code for a favorable result as a result of such appeal.  Lessor shall not be required to appeal any adverse judicial determination to the United States Supreme Court.

7.3

Compromise or Settlement.  Lessor shall have the right to settle or compromise a contest if Lessor has provided Lessee with a reasonable opportunity to review a copy of that portion of the settlement or compromise proposal which relates to the claim for which Lessor is seeking indemnification hereunder; provided, that if (a) Lessor fails to provide Lessee such a reasonable opportunity to review such portion of such proposal, or (b) after such reasonable opportunity to review such proposal Lessee in writing reasonably withholds its consent to all or part of such settlement or compromise proposal, then Lessee shall not be obligated to indemnify Lessor hereunder to the extent of the amount attributable to the Tax or Inclusion to which such settlement or compromise relates as to which Lessee has reasonably withheld its consent, or with respect to any other Inclusion or Tax for which a successful contest is foreclosed because of such settlement or compromise as to which Lessee has reasonably withheld its consent.

7.4

Refunds.  If Lessor receives a refund of all or any part of any amount paid with respect to a Tax for which Lessee has indemnified Lessor pursuant to Section 2.1 or Section 3.3 hereof (or if an amount which otherwise would have been a refund was used to offset another liability of Lessor (an “Applied Amount”)), then Lessor shall pay to Lessee an amount equal to the sum of the amount of such refund (or Amount), plus any interest received on such refund (or that would have been received if such Applied Amount had been refunded to Lessor) attributable to any taxes paid by Lessee to or for Lessor net of any taxes incurred on such refund or Applied Amount (plus any tax benefit received or that would have been received by a Lessor on account of such payment, as determined under Section 4.2).  If Lessor receives an award of attorneys’ fees in a contest for which Lessee has paid an allocable portion of the contest expenses, Lessor shall pay to Lessee the same proportion of the amount of such award as the amount of Lessor’s attorneys’ fees paid or reimbursed by Lessee bears to the total amount of attorneys’ fees actually incurred by Lessor in conducting such contest, up to the amount of attorneys’ fees paid or borne by Lessee in connection with such contest.  Lessor shall not be obligated to make any payment to Lessee under this Section 5.4 while a Lessee Event of Default exists.  Any subsequent disallowance or loss of such refund (as a result of a redetermination of the claim giving rise to such payment by Lessor to Lessee by any taxing authority or as a result of a judicial proceeding with respect to such claim) shall be treated as a loss subject to indemnification under this Agreement without regard to Section 2.2 (other than Section 2.2(c) or (e)) or Section 3.4 (other than Section 3.4(e)).

7.5

Failure to Contest.  Notwithstanding anything to the contrary contained in this Article 5 and subject to the exclusion contained in Section 2.2(i) and Section 3.4(i), Lessor may at any time decline to take any further action with respect to a proposed adjustment by notifying Lessee in writing that it has waived its right to any indemnity payment that would otherwise be payable by Lessee pursuant to this Schedule 17.2 in respect of such adjustment and with respect to any other amount for which a successful contest is foreclosed because of such failure to contest (if such failure adversely affects a contest in any material respect) or to permit a contest.  If Lessor fails to contest or to permit a contest hereunder, Lessor will not be required to pay over to Lessee any amount representing tax benefits which result from an Inclusion as to which Lessor has been deemed to have waived its right to any indemnity payment hereunder.

ARTICLE 8
RECOMPUTATIONS

8.1

Termination Value Recomputation.  If Lessor suffers an Inclusion, Termination Values associated with the Leased Facility or with the portion thereof to which such Inclusion relates shall thereupon, without further act of the parties hereto or to the other Lease Documents, be adjusted upward or downward, if and to the extent necessary to reflect such Inclusion (such adjustments to be in accordance with the methodology and assumptions (including the tax assumptions set forth in Section 3.1) as were employed in originally calculating Termination Values, varying such assumptions to take into account the circumstances giving rise to such Inclusion (and any previous Inclusion) and any net tax detriments to Lessor arising as a result thereof).  If any adjustment to Termination Values is required as a result of an Inclusion that has occurred, Lessor shall provide Lessee a statement setting forth the revised Termination Values as determined by Lessor.  Such statement shall describe in reasonable detail the basis for computing such new values.  If no adjustment to Termination Values is required as a result of an Inclusion that has occurred, and if requested in writing by Lessee, Lessor shall provide Lessee with a statement that no such adjustment has been made.  If requested by Lessee, such statement shall be verified in accordance with the same procedures as are provided in Section 6.2 for the verification of amounts payable pursuant to this Schedule 17.2, and such verification shall bind Lessor and Lessee.

8.2

Verification of Calculations.  At Lessee’s request, the accuracy of any calculation of amount(s) payable pursuant to this Schedule 17.2 shall be verified by independent public accountants selected by Lessor and reasonably satisfactory to Lessee, and such verification shall bind Lessor and Lessee.  In order, and to the extent necessary, to enable such independent accountants to verify such amounts, Lessor shall provide to such independent accountants (for their confidential use and not to be disclosed to Lessee or any other person) all information reasonably necessary for such verification, including any computer program, related files, or reports used by Lessor in originally calculating Basic Rent, Termination Values or other Taxes.  Verification shall be at the expense of Lessee, unless, as the result of such verification, the Owner Participant’s calculation of the applicable amount payable is adjusted by 3% or more (or, in the case of an adjustment of the Basic Rent, the net present value of the Rent as calculated by Lessor is adjusted by more than five basis points) in favor of Lessee, in which case the expense shall be borne by Lessor.

EXHIBIT A

TO THE FACILITY LEASE

DESCRIPTION OF LEASED FACILITY

The Leased Facility consists of a majority undivided ownership interest in an approximately 150 MW net nominal combustion turbine combined cycle electric generating unit and related facility, as such description shall be supplemented by mutual agreement of the Parties following execution of the equipment supply and construction contracts.

EXHIBIT B

TO THE FACILITY LEASE

FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT is made this __ day of ______, 2003 by and among ___________ (the “Lender”), MADISON GAS AND ELECTRIC COMPANY, a Wisconsin corporation (the “Lessee”) and MGE POWER WEST CAMPUS, LLC, a Wisconsin limited liability company (the “Lessor”).

RECITALS

A.

The Lessee and Lessor have entered into a Facility Lease Agreement dated _____ (the “Facility Lease”), a copy of which is attached hereto as Exhibit A and made a part hereof, to lease certain equipment and improvements (such equipment and improvements, the “Leased Facility”).

B.

The Lessee and Lessor have entered into a Ground Sublease dated ____________ (the “Ground Sublease,” and together with the Facility Lease, the “Leases”), a copy of which is attached hereto as Exhibit B and made a part hereof, to sublease certain real property more particularly described in the Ground Sublease (the “Ground Sublease Property”), which Ground Sublease Property is located immediately north of the UW-Madison Walnut Street Heating Plant in Madison, Dane County, Wisconsin.

C.

The Lender is the holder of that certain ___________ note dated as of __________ (the “Note”) made by the Lessor and secured by, among other things, (i) that certain mortgage and/or security interest in the Leased Facility (“Facility Mortgage”), (ii) that assignment of leases, rents and profits with respect to the Ground Sublease (the “Assignment of Rents”) and (iii) that certain Ground Leasehold Mortgage (the “Ground Lease Mortgage”) with respect to the Lessor’s interest in and to the Ground Sublease Property pursuant to that Ground Lease dated as of July 1, 2002 between Lessor, as ground lessee, and the University of the University of Wisconsin System, as ground lessor (the “Ground Lease”).

D.

The Lessee desires to be assured of continued possession of the Facility Property and the Ground Sublease Property (the “Demised Premises”) and subject to the terms of the Mortgage and the Ground Sublease Mortgage.

NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00) by each party in hand paid to the other, receipt of which is hereby acknowledged, and in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

1.

The Lessee hereby agrees:

(a)

the Demised Premises have been delivered to the Lessee in accordance with the terms of the Leases, and Lessee has accepted the Demised Premises unconditionally;

(b)

subject to this Agreement, the Leases and the Lessee’s leasehold estate and any and all estates, options, liens and charges therein contained or created thereby are, and shall be and remain, subject and subordinate in all respects to the lien and effects of the Facility Mortgage, the Assignment of Rents and the Ground Sublease Mortgage (collectively, the “Security Instruments”) and to all of the terms, conditions and provisions thereof, to all advances secured thereby or to be secured thereby, and to any renewals, extensions, modifications, consolidations or replacements thereof, with the same force and effect as if the Security Instruments had been executed, delivered and duly recorded prior to the execution and delivery of the Leases;

(c)

Lessee shall not subordinate its leasehold interest in the Demised Premises or subordinate its interest under the Leases for the benefit of any party other than Lender without Lender’s prior written consent;

(d)

Lessee asserts no claim (a) of offset, defense, deduction or counterclaim with respect to payment of rents, rentals, fees, profits, payments or other charges due and payable under the Leases or (b) against the Lessor with regard to any obligation of Lessor under the Leases.  Lessee further agrees that from time to time, within ten days of written request by the Lender, Lessee shall forthwith provide the Lender with an estoppel certificate certifying that no defaults, claims, offsets or events, or situations which, with the passage of time, could become a default or the basis for a claim or offset against the Lessor by the Lessee, exist under the Leases or, if the same exist, certifying and describing such items as are in existence;

(e)

Lessee will forward to the Lender copies of any notice, claim or demand given or made by the Lessee to or on the Lessor, in all cases concurrently with forwarding same to the Lessor, such copies to be provided to the Lender by the same method of mailing as the statement, notice, claim or demand was made or given to or on the Lessor;

(f)

without the prior written consent of the Lender (i) no rent or other sums due under the Leases shall be paid more than 30 days in advance of the due date therefor established by the Leases, except the security deposit, if any, (ii) no modifications shall be made in the provisions of the Leases nor shall the term be extended or renewed, except as provided therein, (iii) the Leases shall not be terminated by the Lessee except as provided therein nor shall the Lessee tender or accept a surrender of the Leases except incident to a termination provided for in the Leases, and (iv) Lesseet shall only sublet the premises demised by the Leases or assign the Lessee’s interest in the Leases in accordance with the provisions of the Leases;

(g)

in the event of any act or omission by the Lessor which would give the Lessee the right to terminate any of the Leases or to claim a partial or total eviction, reduce rents or to credit or offset any amounts against future rents, the Lessee will not exercise such right until (i) it shall have given written notice of such act or omission to the Lender, and (ii) a reasonable time for remedying such act or omission shall have elapsed following such giving of notice; and if it so elects, the Lender shall have the right to cure any default by the Lessor under the Leases, including, if necessary to cure such defaults, gaining access to the premises demised by the Leases in accordance with the terms of the Leases.

(h)

notices required to be given to the Lender under this Agreement will be given to any successor-in-interest of the Lender under the Security Instruments provided that, prior to the event for which notice is required to be given to the Lender, such successor-in-interest of the Lender shall have given written notice to the Lessee of its acquisition of the Lender’s interest therein, and designated the address to which such notice is to be directed;

(i)

upon written notification by the Lender to Lessee that rental payments are to be made to the Lender due to a default under the Note or the other Security Instruments, Lessee will cease making rental payments to Lessor, and will begin making such rental payments to the Lender, as required by the terms of the Security Instruments;

(j)

in the event that the holder of the Security Instruments (as now or hereafter constituted), or anyone claiming from or through any such holder, shall enter into and lawfully become possessed of the Demised Premises, or shall succeed to the rights of the Lessor under the Leases, either through foreclosure of said Security Instruments or otherwise, (i) the Lessee shall attorn to, and recognize, such holder or anyone claiming from or through such holder as its Lessor under the Leases for the unexpired balance of the term of the Leases and any extension or renewal thereof, subject to all of the terms and conditions of the Leases, (ii) the Lessee shall make all payments payable by the Lessee under the Leases directly to the holder of the Security Instruments upon such holder’s written instructions to the Lessee, and (iii) the Lessee shall not hold such holder responsible for any security deposit or advance rent payment that was not received by the Lender or such holder. If, by operation of law, or otherwise, the institution of any action or other proceedings by the Lender under the Security Instruments or the entry into and taking possession of the Demised Premises shall result in the cancellation or termination of the Leases or the Lessee’s obligation thereunder, the Lessee shall, upon request, execute and deliver a new lease or leases of the Demised Premises, as applicable containing the same terms and conditions as the Leases, except that the term and any extension thereof shall be the unexpired term and unexpired renewal term or terms of the Leases as of the date of execution and delivery of said new lease;

(k)

the Lessor’s failure to issue or deliver notice to the Lessee of the Lessor’s receipt of notice of foreclosure with respect to the Demised Property shall not serve to impair, deny or limit the rights of the Lender as the secured party under the Security Instruments;

(l)

except as expressly set forth in the Leases, Lessee has no right or option to purchase any portion of the Demised Property or any interest therein, and to the extent that Lessee has acquired or hereafter acquires any such right or option, the same is hereby subordinated to the Security Instruments;

(m)

the Lender shall have no responsibility, liability or obligation to cure any defaults by the Lessor under the Leases, nor be subject to claims, defenses or offsets under the Leases or against the Lessor possessed by the Lessee and which arose or existed prior to actual foreclosure of the Security Instruments or entry under and taking possession of the Demised Property by the Lender.  If the Lender forecloses the Security Instruments and enters upon and takes actual possession of the Demised Property, the Lender shall do so free and clear of all such prior defaults, claims, or offsets and shall not be liable or responsible to the Lessee for any act or omission of any prior Lessor (including the Lessor), or subject to any claims, defenses or offsets which the Lessee might have against any prior Lessor (including the Lessor); and

(n)

the institution of any action or other proceedings by the Lender under the Security Instruments in order to realize upon the Lessor’s interest in the Demised Property shall not, by operation of law or otherwise, result in the cancellation or termination of the Leases or the Lessee’s obligations thereunder.

2.

The Lender hereby agrees:

(a)

so long as the Lessee is not in default (beyond all applicable periods given the Lessee under the Leases to cure such default) and shall pay the rents and additional rents thereunder, and shall fully comply with and perform all the terms, covenants, conditions and provisions of the Leases on the part of the Lessee thereunder to be complied with and performed, (i) the Lessee’s possession and occupancy of the Demised Premises and the Lessee’s rights and privileges under the Leases, or any extension or renewal thereof which may be effected in accordance with the terms of the Leases, shall not be disturbed by the Lender or any successor-in-interest to the Lender; (ii) the Lender shall not join the Lessee as party to any action or proceeding brought as a result of a default under the Security Instruments for the purposes of terminating the Lessee’s interest and estate under the Leases, subject to paragraph 1(j) above and subject further to the conditions that neither the Lender nor any other purchaser at foreclosure shall be (1) bound by any rent or other payment which the Lessee might have paid more than 30 days in advance of the time stipulated for payment under the Leases, (2) bound by any amendment or modification of the Leases made without its written consent, (3) liable for any act, omission, misrepresentation or default of the Lessor which is not continuing, or of any prior Lessor arising out of facts and circumstances existing before the Lender’s or other foreclosure purchaser’s succession to the interest of the Lessor under the Leases, (4) subject to any offsets or defenses which the Lessee might have against the Lessor arising out of facts and circumstances existing before the Lender’s or other foreclosure purchaser’s succession to the interest of the Lessor under the Leases; (5) obligated to perform any construction obligations of Lessor, or (6) liable for the return of any security deposit to the extent it has not been received by the Lender or other foreclosure purchaser; and

(b)

in the event that the interest of the Lessor shall vest in the Lender by reason of foreclosure or any other procedures brought by it, or in any other manner, the Lender and its successors-in-interest agree to be bound by all of the undischarged obligations of Lessor under the Lease occurring after such foreclosure or other action.

3.

The Lessee hereby represents and warrants that:

(a)

each of the Leases is in full force and effect;

(b)

neither the Lessor nor the Lessee is in default in the performance of or compliance with any provision of the Leases;

(c)

the Lessee has not received any notice of default or termination of any Lease;

(d)

each Lease is a complete statement of the agreement of the parties thereto with respect to the leasing of the applicable Demised Premises; and

(e)

the Lessee has accepted possession of the Demised Premises and is the sole owner of the leasehold estates created by the Leases.

4.

The Lessor authorizes and directs the Lessee to honor any written demand or notice from the Lender instructing the Lessee to pay rent or other sums to the Lender rather than the Lessor (a “Payment Demand”), regardless of any other or contrary notice or instruction which the Lessee may receive from the Lessor before or after the Lessee’s receipt of such Payment Demand.  The Lessee may rely upon any notice, instruction, payment demand, certificate, consent or other document from the Lender believed by the Lessee to be genuine and signed by the Lender and shall have no duty to the Lessor to investigate the same or the circumstances under which the same was given.  Lessor agrees that any payment made by the Lessee to the Lender in response to a demand for payment hereunder shall be deemed proper payment by the Lessee of such sum pursuant to the Lease.

5.

Any notice, demand or consent hereunder shall be in writing and may be given or mailed by mailing the same by registered or certified mail, postage prepaid or by hand-delivery or overnight courier, upon delivery, and, if intended for the Lender, addressed to the Lender at _________________________________, and if intended for the Lessee, addressed to the Lessee ____________________________________, and if intended for the Lessor, addressed to _______________________________________.  Any party may designate a new address by notice in writing to the other parties.  Any notice given in accordance herewith shall be effective if mailed two business days after deposit in the United States Post Office in accordance herewith.

6.

This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each of the parties hereto.  The term “Lender” shall include the respective holders from time to time for the Security Instruments (as now or hereafter constituted) and terms “Lessor” and “Lessee” shall include the holder from time to time of the lessor interest, and the holder from time to time of the lessee interest, respectively, in the Lease.

7.

Any claim by Lessee against Lender under the Leases or this Agreement shall be satisfied solely out of the interest of the Lender in the Demised Property and Lessee shall not seek recovery against or out of any other assets of Lender.

8.

This Agreement shall be governed by, and construed under the laws of the State of Wisconsin.

9.

If any term or provision of this Agreement shall be determined to be illegal or unenforceable, all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by law.

10.

To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required.  It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single instrument.  It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures and acknowledgment of, or on behalf of, each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused the execution hereof as a sealed instrument as of the day and year first above written.

LENDER:

[____________]
By:

Print Name:

Print Title:

LESSEE:

By:

Print Name:

Print Title:

LESSOR:

By:

Print Name:

Print Title:

EXHIBIT C
TO THE FACILITY LEASE

FORM OF GUARANTY

This GUARANTY (“Guaranty”) dated as of [_____], 2003, by MGE ENERGY, INC., a Wisconsin corporation (“Guarantor”), on behalf of MGE POWER WEST CAMPUS, LLC, a Wisconsin limited liability company (“Lessor”), for the benefit of MADISON GAS AND ELECTRIC COMPANY, a Wisconsin corporation (“Lessee”).  All capitalized terms used but not defined in this Guaranty shall have the meanings given to such terms in the Facility Lease Agreement, dated as of [______], 2003, between Lessor and Lessee relating to the West Campus Cogeneration Project (the “Facility Lease”).  Each of Lessee and Guarantor is sometimes herein referred to as a “Party” and Lessee and Guarantor are sometimes herein referred to collectively as the “Parties.”

WITNESSETH:

WHEREAS, Guarantor is the Parent of Lessor;

WHEREAS, Lessor intends to cause the development, design, engineering, procurement, permitting and construction (the “Development Activities”) and, following construction, own an “electric generating facility,” as this term is defined in Section 196.52(9), Wis. Stats., consisting of an approximately 150 MW net nominal gas-fired electric cogeneration unit and related facilities on the University of Wisconsin Campus in Madison, Wisconsin;

WHEREAS, pursuant to the Facility Lease, Lessor is obligated to provide a guarantee of its construction obligations;

WHEREAS, Guarantor is providing this Guaranty to Lessee for the purpose of fulfilling Lessor’s obligations under the Facility Lease.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the Parties hereto agree as follows:

ARTICLE 9
GUARANTY

9.1

Guaranty.  Guarantor hereby irrevocably guarantees to Lessee (as primary obligor and not merely as surety) the full payment of all costs and expenses incurred by Lessor in connection with Lessor’s obligations with respect to the Development Activities (collectively, the “Guaranteed Obligations”).  Guarantor hereby further agrees that if Lessor shall fail to pay when due any of the Guaranteed Obligations, Guarantor will promptly pay the same, without any demand or notice whatsoever, and in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due in accordance with the terms of such extension or renewal.

9.2

Continuing Guarantee.  The guarantee in this Article 1 is a continuing guarantee and shall apply to all Guaranteed Obligations whenever arising.

9.3

Waiver of Demands, Notices, etc.  Guarantor hereby unconditionally and irrevocably waives, to the extent permitted by applicable Law, (i) notice of any of the matters referred to in this Article 1; (ii) all notices which may be required by statute, rule or law or otherwise, now or hereafter in effect, to preserve any rights against Guarantor hereunder, including, without limitation, any demand, proof or notice of non-payment of the Guaranteed Obligations; (iii) acceptance of this Guaranty, demand, protest, presentment, notice of default or dishonor and any requirement of diligence; and (iv) any requirement that Lessee protect, secure, perfect or insure any security interest in or any lien on any property subject thereto or exhaust any right or take any action against Lessor, Guarantor, any guarantor of the Guaranteed Obligations or any other person or any collateral or security or to any balance of any deposit accounts or credit on the books of Lessee in favor of Lessor, Guarantor or any other person.

9.4

Limitation.  Guarantor’s obligations with respect to the Guaranteed Obligations shall be no more or any less than those required of Lessor under the Facility Lease except that Guarantor shall be entitled to a good faith defense that the Guaranteed Obligations of Lessor have been indefeasibly paid by Lessor.

ARTICLE 10
REPRESENTATIONS AND WARRANTIES

Guarantor represents and warrants to Lessee that:

10.1

Due Organization, Etc.  It: (i) is duly formed, validly existing and in good standing under the Laws of the State of Wisconsin, (ii) has all requisite power and all material Government Approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is duly qualified to do business in all jurisdictions in which the nature of the business conducted by it or proposed to be conducted by it makes such qualification necessary.

10.2

Due Authorization.  It has all necessary corporate power and authority to execute, deliver and perform its obligations under this Guaranty, and the execution, delivery and performance by it of this Guaranty have been duly authorized by all necessary corporate action on its part.

10.3

Non-Contravention.  The execution, delivery and performance by it of this Guaranty do not and shall not:

(i)

violate its Organic Documents;

(ii)

violate any Law or Government Approval applicable to it or its property or to the Leased Facility;

(iii)

result in a breach of or constitute a default of this Guaranty or any other material agreement to which it is a party; or

(iv)

result in, or require the creation or imposition of, any Lien (other than a Permitted Encumbrance) on any of its properties.

10.4

Enforceability, Etc.  This Guaranty has been duly authorized and duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or other similar Laws affecting creditors’ rights generally and by general principles of equity.

10.5

Litigation.  There is no action, suit or proceeding at law or in equity or by or before any Governmental Authority now pending or, to its knowledge, threatened against or affecting it or any of its properties, rights or assets which could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Guaranty or the validity or enforceability of this Guaranty.

10.6

Government Approvals.  All Government Approvals necessary under any applicable Law in connection with the due execution and delivery of, and performance by it of its obligations and the exercise of its rights under, this Guaranty have been duly obtained or made and are in full force and effect, are final and not subject to appeal or renewal, are held in its name and are free from conditions or requirements (i) compliance with which could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Guaranty or (ii) which it does not reasonably expect to be able to satisfy.

10.7

Investment Grade.  As of date of this Guaranty, Guarantor’s primary subsidiary’s senior unsecured long-term debt is rated at least Investment Grade.

ARTICLE 11
MISCELLANEOUS

11.1

Applicable Law.  THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WISCONSIN.

11.2

Jury Trial.  EACH OF THE PARTIES WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

11.3

Notices.  Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein to a Party shall be in writing or shall be produced by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including by overnight mail or next Business Day or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clause (a) or (b) above, in each case addressed as provided below, or to such other address as any Party may designate by written notice to the other Party.

(a) if to Guarantor:	MGE Energy, Inc. P.O. Box 1231 Madison, WI 53701-1231 Telephone: 608-252-7075 Facsimile: 608-252-7098 Attn: Chief Financial Officer
(b) if to Lessor:	MGE Power West Campus, LLC P.O. Box 1231 Madison, WI 53701-1231 Telephone: 608-252-7149 Facsimile: 608-252-4794 Attn: Manager
(c) if to Lessee:	Madison Gas and Electric Company PO Box 1231 Madison, WI 53701-1231 Telephone: 608-252-7075 Facsimile: 608-252-7098 Attn: Chief Financial Officer

11.4

Counterparts.  This Guaranty may be executed in one or more counterparts and all such counterparts taken together shall constitute one of the same instrument.

11.5

Severability.  Whenever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable Law; but if any provision of this Guaranty shall be prohibited by or deemed invalid under any applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

11.6

Successors and Assigns; Grant of Security Interest.  This Guaranty shall be binding upon the Parties and their respective successors and permitted assigns and each subsequent holder of the Guaranteed Obligations; provided, however, that Guarantor shall not be permitted to assign all or any part of its rights, benefits, advantages, titles or interest hereunder without the prior written consent of Lessee.

11.7

Third-Party Beneficiaries.  Except as expressly provided herein, none of the provisions of this Guaranty are intended for the benefit of any Person except the Parties, their respective successors and permitted assigns.

11.8

Entire Agreement.  This Guaranty and the Facility Lease state the rights of the Parties with respect to the leasing of the Leased Facility, guarantee thereof and the other transactions contemplated by this Guaranty and the Facility Lease and supersede all prior agreements, oral or written, with respect to the subject matter hereof.

11.9

Headings.  Section headings used in this Guaranty are for convenience of reference only and shall not affect the construction of this Guaranty.

11.10

No Joint Venture.  Any intention to create a joint venture or partnership relation between Guarantor and Lessee is hereby expressly disclaimed.

11.11

Amendments and Waivers.  No term, covenant, agreement or condition of this Guaranty may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by both Parties.

11.12

Survival.  Except as expressly provided herein, and except for accrued monetary obligations, the warranties and covenants made by each Party shall not survive the expiration or termination of this Guaranty and/or the Facility Lease in accordance with its terms.

11.13

Termination.  This Guaranty shall terminate, and be of no further force and effect, upon the payment, satisfaction or expiration of the Guaranteed Obligations of Lessor in accordance with the provisions of the Facility Lease.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered under seal by its respective officer thereunto duly authorized.

MGE Energy, Inc.,

as Guarantor

By:  ______________________________________

Name:

Title:

Acknowledged and Agreed:

MADISON GAS AND ELECTRIC COMPANY,

as Lessee

By:

______________________________________

Name:

Title:

EXHIBIT D
TO THE FACILITY LEASE

FORM OF RIGHT OF FIRST REFUSAL AGREEMENT

This RIGHT OF FIRST REFUSAL AGREEMENT, dated as of [__________], 20[__] (this “Right of First Refusal Agreement”), is among MADISON GAS AND ELECTRIC COMPANY, a Wisconsin corporation, as lessee (“Lessee”), MGE POWER WEST CAMPUS, LLC, a Wisconsin limited liability company, as lessor (“Lessor”), MGE POWER LLC, a Wisconsin limited liability company, as the sole member of Lessor (“Member”), and MGE Energy, Inc., a Wisconsin corporation, as the parent and sole member of Member (“Parent”).  Lessee, Lessor, Member and Parent are sometimes herein referred to individually as a “Party” and collectively as the “Parties”.

WITNESSETH:

WHEREAS, Member is the sole member of Lessor and owns 100% of the membership interests in Lessor;

WHEREAS, Parent is the sole member of Member and owns 100% of the membership interest in Member;

WHEREAS, Lessor, together with the State of Wisconsin, acting through the State Department of Administration (“State”), will cause to be developed, designed, engineered, procured, permitted, constructed, commissioned and owned a steam, chilled water and electric cogeneration facility located immediately north of the UW - Madison Walnut Street Heating Plant in Madison, Wisconsin (the “Facility”);

WHEREAS, Lessor will lease to Lessee a portion of the Facility (the “Leased Facility”) pursuant to the terms and conditions of that certain Facility Lease Agreement executed between Lessor and Lessee, dated as of the date hereof (the “Facility Lease”) (all capitalized terms used but not defined in these herein shall have the meanings given to such terms in Schedule 1.1 of the Facility Lease );

WHEREAS, the Facility Lease contemplates that the Parties will enter into this Right of First Refusal Agreement pursuant to which Member will grant Lessee a right of first refusal with respect to any Transfer by Member of greater than 50% interest in Lessor and by Parent of greater than 50% interest in Member, respectively (in each case, the “Controlling Interest”) to a Person in certain circumstances; and

WHEREAS, the Parties wish to set forth the terms and conditions of such right of first refusal;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 12
TRANSFER RESTRICTIONS

12.1

Transfer Restrictions Applicable to Member.

(a)

Except as otherwise permitted in Section 1.5, the Member may not Transfer its Controlling Interest in and to Lessor to any Person until after the seventh anniversary of the Commercial Operation Date.  Thereafter, the Member may not Transfer its Controlling Interest except to an Acceptable Assignee.

(b)

The Organic Documents of the Acceptable Assignee shall require the favorable vote of one independent director or independent member, as the case may be, only in respect of taking any of the following voluntary actions in anticipation of insolvency or bankruptcy:

(i)

applying for or consenting to the appointment of a receiver, trustee or liquidator of it or of all or a substantial part of its assets;

(ii)

filing a voluntary petition in bankruptcy, or admitting in writing its inability to pay it debts as they come due;

(iii)

making a general assignment for the benefit of its creditors;

(iv)

filing a petition or an answer seeking reorganization or arrangement with its creditors or taking advantage of any insolvency Law;

(v)

filing an answer admitting the material allegations of, or consenting to, or defaulting in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceedings; or

(vi)

agreeing to be the subject of an order, judgment or decree entered by any court of competent jurisdiction, approving a petition seeking reorganization of it or appointing a receiver, trustee or liquidator of it or of all or a substantial part of its assets, and such Acceptable Assignee’s Organic Documents shall not permit the Acceptable Assignee to amend same if such amendment could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Right of First Refusal and the other Lease Documents to which it is a party or the validity or enforceability of such Lease Documents.

(c)

It shall be a condition precedent to any Transfer pursuant to this Right of First Refusal Agreement that the PSCW determines that the transferee meets the requirements of an Acceptable Assignee.

12.2

Transfer Restrictions Applicable to Parent.

(a)

Except as otherwise permitted in Section 1.5, Parent may not Transfer its Controlling Interest in and to Member to any Person until after the seventh anniversary of the date of Commercial Operation of Unit 1.  Thereafter, the Parent may not Transfer its Controlling Interest except to an Acceptable Assignee.

(b)

The Organic Documents of the Acceptable Assignee shall require the favorable vote of one independent director or independent member, as the case may be, only in respect of taking any of the following voluntary actions in anticipation of insolvency or bankruptcy:

(i)

applying for or consenting to the appointment of a receiver, trustee or liquidator of it or of all or a substantial part of its assets;

(ii)

filing a voluntary petition in bankruptcy, or admitting in writing its inability to pay it debts as they come due;

(iii)

making a general assignment for the benefit of its creditors;

(iv)

filing a petition or an answer seeking reorganization or arrangement with its creditors or taking advantage of any insolvency Law;

(v)

filing an answer admitting the material allegations of, or consenting to, or defaulting in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceedings; or

(vi)

agreeing to be the subject of an order, judgment or decree entered by any court of competent jurisdiction, approving a petition seeking reorganization of it or appointing a receiver, trustee or liquidator of it or of all or a substantial part of its assets and such Acceptable Assignee’s constituent documents do not permit the Acceptable Assignee to amend its constituent documents if such amendment could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Right of First Refusal and the other Lease Documents to which it is a party or the validity or enforceability of such Lease Documents.

(c)

It shall be a condition precedent to any Transfer pursuant to this Right of First Refusal Agreement that the PSCW determines that the transferee meets the requirements of an Acceptable Assignee.

12.3

Assumption of Obligations.  It shall be a condition precedent to any Transfer by Member or Parent that the transferee enter into an assignment and assumption agreement, in form and substance reasonably satisfactory to the Parties, pursuant to which such transferee shall assume and Member or Parent, as the case may be, shall assign all or a proportionate share, as the case may be, of its rights, obligations, benefits, advantages, titles and interests in this Right of First Refusal Agreement.  Upon such Transfer, the Facility Lease and each Lease Document that is in effect shall continue in full force and effect.

12.4

Adverse Tax Consequences.  Notwithstanding anything to the contrary contained herein, if, as a result of the existence and/or exercise of the Right of First Refusal, Parent, or if Member ceases to be an entity disregarded from its owner for federal income tax purposes, Member, is not treated as the owner of the Leased Facility for federal income tax purposes, Lessee will indemnify such Parent or Member, as applicable, on an after-tax basis for any adverse tax consequences resulting therefrom.

12.5

Permissible Transfers.

(a)

By Member.  Notwithstanding any provision to the contrary contained herein or in the Facility Lease, Member may (without the consent of Lessee) Transfer: (i) less than 50% percent of its interest in Lessor to any Person; (ii) any of its interest in Lessor to an Affiliate of Member; (iii) any of its interest in Lessor in connection with a public offering or sale of any such interest; and (iv) any of its interest in Lessor to an Affiliate of Parent or to the shareholders of Parent or the shareholders of an Affiliate of Parent in connection with a spin-off.

(b)

By Parent.   Notwithstanding any provision to the contrary contained herein or in the Facility Lease, Parent may (without the consent of Lessee) Transfer: (i) less than 50% percent of its interest in Member to any Person; (ii) any of its interest in Member to an Affiliate of Parent; (iii) any of its interest in Member in connection with a public offering or sale of any such interest; and (iv) any of its interest in Member to an Affiliate of Parent or to the shareholders of Parent or the shareholders of an Affiliate of Parent in connection with a spin-off.

(c)

To the University.  The Parties acknowledge that the University of Wisconsin System, as independent agency of the State of Wisconsin and a body corporate created pursuant to Ch. 36, Wis. Stats., has the right to acquire the Leased Facility under certain circumstances and that any such Transfer shall not be subject to the restrictions set forth in this Agreement.

ARTICLE 13
RIGHT OF FIRST REFUSAL

13.1

From Member to Lessee.  No less than 120 days prior to a Transfer by Member of a Controlling Interest to an Acceptable Assignee (other than pursuant to Section 1.5 hereof), Member shall provide to Lessee, with a copy to Lessor, a written notice of the proposed Transfer, including the terms and conditions of the proposed Transfer and the name of the Acceptable Assignee.  Lessee shall have 60 days from receipt of such notice to notify Member in writing of its election to purchase the Controlling Interest on the same terms and conditions as the proposed Transfer (the “Right of First Refusal”); provided, however, that if Lessee fails to notify Member, with a copy to Lessor, of its election to exercise the Right of First Refusal within such 60-day period, Lessee shall be deemed to have waived the Right of First Refusal with respect to the sale of such Controlling Interest.  If Lessee notifies Member of its election to exercise its Right of First Refusal within such 60-day period, then within 30 days of delivery of such notice to Member, the Parties shall meet to negotiate the terms and conditions of the transfer documents by which Member shall transfer the Controlling Interest to Lessee; provided, that the terms and conditions of the transfer documents shall be no less favorable to Member than the terms and conditions of the proposed Transfer of the Controlling Interest by Member to the Acceptable Assignee.  Notwithstanding anything to the contrary contained herein, upon Lessee’s exercise of its Right of First Refusal, the Facility Lease and each Lease Document that is in effect shall continue in full force and effect unless agreed otherwise by the Parties.

13.2

From Parent to Lessee.  No less than 120 days prior to a Transfer by Parent of a Controlling Interest to an Acceptable Assignee (other than pursuant to Section 1.5 hereof), Parent shall provide to Lessee, with a copy to Member and Lessor, a written notice of the proposed Transfer, including the terms and conditions of the proposed Transfer and the name of the Acceptable Assignee.  Lessee shall have 60 days from receipt of such notice to notify Parent in writing of its election to purchase the Controlling Interest on the same terms and conditions as the proposed Transfer (the “Right of First Refusal”); provided, however, that if Lessee fails to notify Parent, with a copy to Member and Lessor, of its election to exercise the Right of First Refusal within such 60-day period, Lessee shall be deemed to have waived the Right of First Refusal with respect to the sale of such Controlling Interest.  If Lessee notifies Parent of its election to exercise its Right of First Refusal within such 60-day period, then within 30 days of delivery of such notice to Parent, the Parties shall meet to negotiate the terms and conditions of the transfer documents by which Parent shall transfer the Controlling Interest to Lessee; provided, that the terms and conditions of the transfer documents shall be no less favorable to Parent than the terms and conditions of the proposed Transfer of the Controlling Interest by Parent to the Acceptable Assignee.  Notwithstanding anything to the contrary contained herein, upon Lessee’s exercise of its Right of First Refusal, the Facility Lease and each Lease Document that is in effect shall continue in full force and effect unless agreed otherwise by the Parties.

ARTICLE 14
REPRESENTATIONS AND WARRANTIES

Each of Lessee, Lessor, Member and Parent represents and warrants to each other Party, as of the date hereof as follows:

14.1

Due Organization, Etc.  It: (i) is duly formed, validly existing and in good standing under the Laws of the State of Wisconsin; (ii) has all requisite power and all material Government Approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is duly qualified to do business in all jurisdictions in which the nature of the business conducted by it or proposed to be conducted by it makes such qualification necessary.

14.2

Due Authorization.  It has all necessary corporate power and authority to execute, deliver and perform its obligations under this Right of First Refusal Agreement, and the execution, delivery and performance by it of this Right of First Refusal Agreement has been duly authorized by all necessary corporate action on its part.

14.3

Non-Contravention.  The execution, delivery and performance by it of this Right of First Refusal Agreement does not and shall not:

(a)

violate its Organic Documents;

(b)

violate any Law or Government Approval applicable to it or its property or to the Leased Facility;

(c)

result in a breach of or constitute a default under any agreement to which it is a party; or

(d)

result in, or require the creation or imposition of, any Lien (other than a Permitted Encumbrance) on any of its properties.

14.4

Enforceability, Etc.  This Right of First Refusal Agreement: (a) has been duly authorized and duly and validly executed and delivered by it; and (b) assuming the due authorization, execution and delivery thereof by the other Parties, constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or other similar Laws affecting creditors’ rights generally and by general principles of equity.

14.5

Litigation.  No court order, judgment or arbitral award has been issued and is outstanding with respect to it or any of its properties, rights or assets (including the Leased Facility) which prohibits it from executing or delivering this Right of First Refusal Agreement or performing in any material respect its obligations under this Right of First Refusal Agreement.

14.6

Government Approvals.  All Government Approvals required by applicable Law to have been obtained by it prior to the date of this representation and warranty in connection with the due execution and delivery of, and performance by it of its obligations and the exercise of its rights under, this Right of First Refusal Agreement have been obtained and are in full force and effect, and are held in its name and are free from conditions or requirements (a) compliance with which could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Right of First Refusal Agreement or the validity or enforceability of this Right of First Refusal Agreement or (b) which it does not reasonably expect to be able to satisfy.

ARTICLE 15
MISCELLANEOUS

15.1

Applicable Law.  THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS RIGHT OF FIRST REFUSAL AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WISCONSIN.

15.2

Jury Trial.  EACH OF THE PARTIES WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS RIGHT OF FIRST REFUSAL AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS RIGHT OF FIRST REFUSAL AGREEMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

15.3

Notices.  Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein to a Party shall be in writing or shall be produced by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, by overnight mail or next Business Day or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clause (a) or (b) above, in each case addressed as provided below, or to such other address as any Party may designate by written notice to the other Parties.

If to the Lessee:

Madison Gas and Electric Company
P.O. Box 1231

Madison, WI 53701-1231

Attn:  Chief Financial Officer

Tel:  608-252-7075

Fax:  608-252-7098

If to the Lessor:

MGE Power West Campus, LLC
c/o MGE Power LLC
P.O. Box 1231

Madison, WI 53701-1231

Attn:  Manager

Tel:  608-252-7149

Fax:  608-252-4794

If to Member:

MGE Power LLC
P.O. Box 1231

Madison, WI 53701-1231

Attn:  Manager

Tel:  608-252-7149

Fax:  608-252-4794

If to Parent:

MGE Energy, Inc.
P.O. Box 1231

Madison, WI 53701-1231

Attn:  Chief Financial Officer

Tel:  608-252-7075

Fax:  608-252-7098

15.4

Counterparts.  This Right of First Refusal Agreement shall be executed in several counterparts, each of which is an original but all of which together constitute the same instrument.

15.5

Severability.  Whenever possible, each provision of this Right of First Refusal Agreement shall be interpreted in such manner as to be effective and valid under applicable Law; but if any provision of this Right of First Refusal Agreement shall be prohibited by or deemed invalid under any applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Right of First Refusal Agreement.

15.6

Transfer Restrictions.  This Right of First Refusal Agreement shall be binding upon the Parties and their respective successors and permitted assigns.  Unless otherwise specified in this Right of First Refusal Agreement, no Party may transfer all or any part of its rights, benefits, advantages, titles or interest in and to this Agreement without the prior written consent of the other Parties, and any such Transfer in contravention of this Section 4.6 shall be null and void ab initio.

15.7

Termination.  This Right of Refusal Agreement shall automatically terminate upon the expiration or early termination of the Facility Lease.

15.8

Third-Party Beneficiaries.  Except as expressly provided herein, none of the provisions of this Right of First Refusal Agreement are intended for the benefit of any Person except the Parties, their respective successors and permitted assigns.

15.9

Entire Agreement.  This Right of First Refusal Agreement and the other Lease Documents state the rights and obligations of the Parties with respect to Lessee’s Right of First Refusal and other transactions contemplated hereby and thereby and supersede all prior agreements, oral or written, with respect thereto.

15.10

Headings.  Section headings used in this Right of First Refusal Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

15.11

No Joint Venture.  Any intention to create a joint venture or partnership relation among the Parties is hereby expressly disclaimed.

15.12

Amendments and Waivers.  No term, covenant, agreement or condition of this Right of First Refusal Agreement may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by the Parties.

15.13

Further Assurances.  Each Party shall promptly and duly execute and deliver such further documents and assurances for and take such further actions reasonably requested by another Party, all as may be reasonably necessary to carry out the purpose of this Right of First Refusal Agreement.

[SIGNATURE PAGE FOLLOWS ON NEXT PAGE]

IN WITNESS WHEREOF, Lessee, Lessor and Member have caused this Right of First Refusal Agreement to be duly executed and delivered under seal by their respective officers thereunto duly authorized.

MADISON GAS AND ELECTRIC COMPANY,
  as Lessee

By: /s/ Terry A. Hanson

Title:

Chief Financial Officer

MGE POWER WEST CAMPUS, LLC,
  as Lessor

By: /s/ Jeffrey C. Newman

Title:

Manager

MGE POWER LLC,
  as Member

By:

/s/ Jeffrey C. Newman

Title:

Manager

MGE ENERGY, INC.,
  as Parent

By:

/s/ Terry A. Hanson

Title:

Chief Financial Officer